UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2013

Annual General Meeting

Of Members and

Proxy Statement

White Mountains Insurance Group, Ltd. (the “Company”, “Registrant” or “WTM”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its property and casualty insurance and reinsurance subsidiaries.  Within this proxy statement, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains’ property and casualty insurance and reinsurance operations principally include: (1) OneBeacon Insurance Group, Ltd. (“OneBeacon” or “OB”), a 75%-owned Bermuda-based company which, through its U.S.-based subsidiaries, offers a wide range of specialty property and casualty insurance products through independent agencies, regional and national brokers, wholesalers and managing general agencies; (2) Sirius International Insurance Group, Ltd. (“Sirius Group”), a wholly-owned Bermuda-based company, which provides insurance and reinsurance products for property, accident and health, aviation and space, trade credit, marine, agriculture and certain other exposures on a worldwide basis through its subsidiaries, Sirius International Insurance Corporation (“Sirius International”), Sirius America Insurance Company and Lloyd’s Syndicate 1945; and (3) HG Global, Ltd., a Bermuda-domiciled company that, through its subsidiaries, reinsures Build America Mutual Assurance Company (“BAM”), a municipal bond insurer domiciled in New York that provides insurance on bonds issued to support essential U.S. public purposes, and provided the initial capitalization of BAM through the purchase of $503 million of BAM surplus notes. White Mountains’ invested assets are managed by White Mountains Advisors LLC (“WM Advisors”), the Company’s wholly-owned investment management subsidiary.  For additional information on our business segments, please refer to the Form 10-K for 2012 which can be found at www.whitemountains.com.

The 2013 Annual General Meeting will be confined to a Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2013 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 23, 2013

April 10, 2013

Notice is hereby given that the 2013 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 23, 2013 at 12:00 noon Atlantic Time at Tucker’s Point Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.  At this meeting you will be asked to consider and vote upon the following proposals:

1)	election of three of the Company’s directors to Class I with a new term ending in 2016;

2)	election of the Board of Directors of Sirius International Insurance Corporation, a wholly-owned reinsurance company organised under the laws of Sweden;

3)	election of the Board of Directors of HG Re Ltd. (“HG Re”), a wholly-owned reinsurance company organised under the laws of Bermuda;

4)	election of the Board of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. (“WMLRB”), a wholly-owned reinsurance company organised under the laws of Bermuda;

5)	election of the Board of Directors of White Shoals Re Ltd. (“WSRe”), a wholly-owned reinsurance company organised under the laws of Bermuda;

6)	election of the Board of Directors of Star Re Ltd., a wholly-owned reinsurance company organised under the laws of Bermuda;

7)	election of the Board of Directors of Sirius Capital Ltd. (“SCL”), a Lloyd’s of London corporate member;

8)	election of the Board of Directors of Split Rock Insurance, Ltd. (“Split Rock”), a reinsurance company wholly-owned by OneBeacon Insurance Group organised under the laws of Bermuda;

9)	election of the Board of Directors of any new designated subsidiary;

10)	approval of the advisory resolution on executive compensation;

11)	approval of share inventory for, and performance criteria in, the Company’s long-term incentive plan (“LTIP”);

12)	approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2013.

The Company’s audited financial statements for the year ended December 31, 2012, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Members of record of common shares on the record date, Monday, April 1, 2013, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) that are corporations or other entities, may have their duly authorised representative attend and vote at the meeting in person or by proxy.  A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 15, 2013 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

All Members are invited to attend this meeting.

By Order of the Board of Directors,

Jennifer L. Pitts
Corporate Secretary

Members are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 8069, Edison, New Jersey, 08818-8069, in the envelope provided, whether or not they expect to attend the meeting.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2013 Annual General Meeting of Members (the “2013 Annual Meeting”), to be held on Thursday, May 23, 2013 at Tucker’s Point Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.  The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 12, 2013.

Holders of the Company’s common shares (“Members”), par value $1.00 per share, as of the close of business on Monday, April 1, 2013, the record date, are entitled to vote at the meeting.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.  A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 41).  Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a written proxy executed by such Member and filed with the Corporate Secretary.  Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote.  If a Member attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, in order for your vote to be counted on any matter other than Proposal 12 (the ratification of the selection of PwC as the Company’s auditor for 2013), you must provide specific voting instructions to your broker, bank or financial institution by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet.  Voting deadlines vary by institution.  Please check with your broker, bank or other financial institution for the voting cut-off date for WTM.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company.  Please review the proxy materials and follow the instructions on the proxy card to vote your shares.  We hope you will exercise your rights and fully participate in your company’s future.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares.  The U.S. Securities and Exchange Commission (“SEC”) has information available on the internet at: www.sec.gov/investor/alerts/votingrules2010.htm  with more information about your voting rights as a shareholder.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”).  Each Class serves a three-year term.

At the 2013 Annual General Meeting, Messrs. Morgan W. Davis and Lowndes A. Smith and Ms. Edith E. Holiday are nominated to be elected to Class I with a term ending in 2016.

The Board recommends a vote FOR Proposal 1 which calls for the election of the 2013 nominees.

The current members of the Board and terms of each Class are set forth below:

Director	Age	Director since
Class I - Term ending in 2013*
Morgan W. Davis	62	2006
Edith E. Holiday	61	2004
Lowndes A. Smith	73	2003
Class II - Term ending in 2014
Raymond Barrette, Chairman	62	2006
Yves Brouillette	61	2007
John D. Gillespie	54	1999
Class III - Term ending in 2015
Howard L. Clark, Jr.	69	1993
A. Michael Frinquelli	71	2005
Allan L. Waters	55	2005

* Nominated to be elected at the 2013 Annual Meeting to Class I with a term ending in 2016.

All three of the nominees for election at the 2013 Annual Meeting, Messrs. Davis and Smith and Ms. Holiday, were previously elected by Members.

The Board believes its members should have a diversity of skills and experience and be willing to devote adequate time and effort to Board responsibilities.  In evaluating director candidates, the Nominating and Governance Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business and industry, and ownership interest in the Company.  Key aspects of the directors’ experiences, qualifications and skills are included in their individual biographies.

Class I - Term Ending in 2013 (up for re-election)

Morgan W. Davis has been a director of the Company since 2006.  Mr. Davis was formerly a Managing Director of OneBeacon from 2001 to 2005 and served in a variety of capacities for subsidiaries of White Mountains from 1994 to 2001.  Prior to joining the Company in 1994, Mr. Davis had 21 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company and INA/Cigna.  Mr. Davis also serves as a director of OneBeacon, Montpelier Re Holdings, Inspop USA LLC and Valen Technology, where he also serves as the Chairman of the Compensation Committee.  Mr. Davis has extensive executive and board-level experience gained over the course of his almost forty-five-year career in the property and casualty insurance industry.

Edith E. Holiday has been a director of the Company since 2004.  Ms. Holiday formerly served as Operating Trustee for TWE Holdings I and II Trusts from 2002 to 2007.  Ms. Holiday was also the President, Secretary and Treasurer of Comcast TW Holdings, Inc. from 2006-2007.  From 1990 to 1993 Ms. Holiday served as Assistant to the President of the United States and Secretary of the Cabinet.  From 1989 to 1990 she was General Counsel to the United States Treasury Department.  Ms. Holiday also holds directorships at Canadian National Railway Company (since 2001), H. J. Heinz Company (since 1994), RTI International Metals, Inc. (since 1999), Hess Corporation (since 1993), where she also serves on the Audit Committee,  and is a director or trustee of 42 investment companies in the Franklin Templeton Group of Mutual Funds (since 1996).  Ms. Holiday has extensive board-level experience across diverse industries and significant experience with the U.S. Federal government.

Lowndes A. Smith has been a director of the Company since 2003.  Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2001.  Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. (“The Hartford”) (1989-2001) and President and CEO of Hartford Life Insurance Company (1989-2001).  Mr. Smith serves as Chairman of the Board and a member of the Compensation Committee of OneBeacon, and as Chairman of the Board and a member of the Audit, Compensation and Executive Committees of Symetra Financial Corporation.  Mr. Smith is a director of 91 investment companies in the mutual funds of The Hartford (since 1990).  Mr. Smith has more than 40 years of experience in the insurance industry as well as broad management and financial experience.

Class II - Term Ending in 2014

Raymond Barrette has served as Chairman and CEO of the Company since January 2007 and has been a director since August 2006.  He previously served as a director of the Company (2000-2005), as President and CEO of the Company (2003-2005), as CEO of OneBeacon (2001-2002), as President of the Company (2000-2001) and as Executive Vice President and Chief Financial Officer of the Company (1997-2000).  Prior to joining the Company in 1997, Mr. Barrette had 23 years of experience in the insurance business.  Mr. Barrette is the Chairman of Sirius Group and a director of OneBeacon.  Mr. Barrette also serves as a director of BAM.  Mr. Barrette is an actuary and has significant experience in all facets of the property and casualty insurance industry.

Yves Brouillette has been a director of the Company since 2007.  He has been the President of Beluca Investment, Inc. since 2005.  Previously, Mr. Brouillette had been with ING since 1989, serving in many leadership positions at ING companies, including most recently as the CEO for ING Latin America operations in Mexico, Brazil, Chile and Peru (2002-2005).  Mr. Brouillette is a director of Intact Financial Corporation (formerly ING Canada) and was its Chairman of the Board (2003-2007).  Mr. Brouillette is an actuary and has over 30 years of experience in the property and casualty insurance industry in North and South America.

John D. Gillespie has been a director of the Company since 1999.  Mr. Gillespie is the founder and Managing Member of Prospector Partners, LLC (“Prospector”) and has been the Chairman and President of Prospector Funds, Inc. since 2007 and a Director of Prospector Offshore Fund (Bermuda) Ltd. since 1997.  Mr. Gillespie served as Chairman and President of WM Advisors (2003-2005), as a Managing Director of OneBeacon (2001-2003) and was a director of Symetra Financial Corporation (2004-2007).  Mr. Gillespie also served as a director for Montpelier Re (2004-2005).  Prior to forming Prospector, Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc.  Mr. Gillespie possesses extensive financial and investment experience.

Class III - Term Ending in 2015

Howard L. Clark, Jr. was a director of the Company (1986-1990), an advisor to the Board (1990-1993), and was re-elected as a director in 1993.  From 2008 to 2011, Mr. Clark served as Vice Chairman at Barclays Capital, Inc. (“Barclays”).  Prior to joining Barclays, Mr. Clark was Vice Chairman of Lehman Brothers, Inc., the broker/dealer subsidiary of Lehman Brothers Holdings (1993-2008), and Chairman and CEO of Shearson Lehman Brothers Holdings Inc. (1990-1993).  Previously, Mr. Clark was Executive Vice President and Chief Financial Officer of the American Express Company.  Mr. Clark is also a director of Mueller Water Products, Inc. (since 2006).  Mr. Clark was a director of United Rentals, Inc. from 2004 until his retirement in 2012 and was a director of Walter Energy, Inc., formerly Walter Industries, Inc., from 1995 until his retirement earlier this year.  Mr. Clark has extensive board-level experience across diverse industries and extensive executive experience in the financial services industry.

A. Michael Frinquelli has been a director of the Company since June 2005.  Mr. Frinquelli is co-founder and Manager of Renaissance Fund Advisors, Inc.  Until 2004, Mr. Frinquelli was a general partner of Renaissance Executive Partners, which he co-founded in April 1997.  Prior to that, he was a managing director at Merrill Lynch and a managing director at Salomon Brothers.  Mr. Frinquelli also served as a director for Primus Financial Products, LLC, a wholly-owned subsidiary of Primus Guaranty, Ltd. from 2004 until 2010.  Mr. Frinquelli is a Chartered Financial Analyst and has extensive insurance industry expertise, serving as an insurance industry equity analyst for almost 35 years.

Allan L. Waters was appointed President and CEO of Sirius International Insurance Group, Ltd. (formerly White Mountains Re) in March 2007.  He served as a director of the Company from 2003 to 2004 and was re-elected as a director in 2005.  Mr. Waters also serves as a director of BAM.  Mr. Waters was the founder and Managing Member of Mulherrin Capital Advisors, LLC (1998-2007).  Mr. Waters formerly served as Senior Vice President and Chief Financial Officer of the Company (1993-1997), as Vice President and Controller (1990-1993), as Vice President of Finance (1987-1990) and as Assistant Vice President of Finance (1985-1987).  Mr. Waters possesses long-term knowledge of the Company and has significant executive and board-level experience in the property and casualty industry.

CORPORATE GOVERNANCE

Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company’s Members.  The Company has established Corporate Governance Guidelines that spell out its overall approach towards corporate governance.

The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company.  No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2012.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at our website, www.whitemountains.com.  These documents are available in print, free of charge, to any Member upon request.

The Board

The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.  The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its Members.

In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its Members.  Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors.  However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Mr. Barrette serves as Chairman of the Board and as CEO of the Company.  The Board believes that the most effective leadership structure for the Company at the present time is for Mr. Barrette to serve in both roles.  As CEO, Mr. Barrette is effective at overseeing the complex, decentralized operations of the Company.  By virtue of his broad knowledge of the insurance industry and his long experience and track record with the Company, the Board believes Mr. Barrette is best suited to preside over the Board and set its agendas.  The Board is composed of directors that, together, are knowledgeable and experienced in the Company’s business, and the Board is satisfied that the current structure provides strong oversight of the Company’s affairs.

At meetings of the Board, Morgan W. Davis, the Deputy Chairman, presides over a separate session of non-management directors without Company management present.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual.  Those directors determined to be independent are Messrs. Brouillette, Clark, Davis, Frinquelli and Smith and Ms. Holiday.  For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company or its subsidiaries) or has only immaterial relationships with the Company.  The Company does not apply categorical standards as a basis for determining director independence.  Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no current relationships (other than being directors or shareholders) with Messrs. Brouillette, Clark, Frinquelli and Smith or Ms. Holiday.  The Board notes a relationship with Mr. Davis, as disclosed herein under “Director Compensation”, that it concluded was immaterial and did not impair his independence.  In making its independence determinations, the Board considers all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors.  Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.

Board Meetings and Committees; Annual Meeting Attendance

During 2012, the following meetings of the Board were held: five meetings of the full Board, ten meetings of the Audit Committee, five meetings of the Compensation Committee, two meetings of the Nominating and Governance Committee, and two meetings of the Finance Committee.  During 2012, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.  It is WTM practice that all directors are invited to and generally attend all Committee meetings.  In addition, each Committee Chair provides regular updates to the Board regarding Committee activities.

Directors are encouraged, but are not required, to attend annual meetings.  All of the Company’s directors were in attendance at the 2012 Annual General Meeting, which was held on May 24, 2012.

Committees of the Board

Nominating and Governance Committee

The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (4) oversee the evaluation of the Board and management.

The Nominating and Governance Committee is currently comprised of Messrs. Clark (as Chairman), Brouillette and Davis and Ms. Holiday.  The Board has determined that each current member of the Nominating and Governance Committee satisfies applicable NYSE requirements.

The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at www.whitemountains.com.  The Nominating and Governance Committee Charter is available in print, free of charge, to any Member upon request.

General Criteria and Process for Selection of Director Candidates.  In identifying and evaluating director candidates, the Nominating and Governance Committee does not set specific criteria for directors.  Under its charter, the Committee is responsible for determining desired Board skills and evaluating attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business or industry and ownership interest in the Company.  In selecting director candidates, the Company seeks a diversity of skills and experience, but does not affirmatively seek diversity based on race, gender, or national origin.  Directors must be willing to devote adequate time and effort to Board responsibilities.  As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

Consideration of Director Candidates Nominated by Members.  The Company has not adopted a specific policy regarding consideration of director candidates from Members.  Members who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement.  The Committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting.  In addition, Members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates.  Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a “Qualified Member”).  A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members.  Each such notice shall set forth: (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist with Board oversight of: the integrity of the Company’s financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof and (4) prepare the Audit Committee Report (which appears on page 31).  In addition, with respect to risk management, the Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee is comprised of Messrs. Smith (as Chairman), Brouillette and Frinquelli and Ms. Holiday.  The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Smith meets the requirements of being an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com.  The Audit Committee Charter is available in print, free of charge, to any Member upon request.

Compensation Committee

The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board’s responsibilities relating to the compensation of executives; (3) oversee the administration of the Company’s compensation plans (and, to the extent the Compensation Committee deems appropriate, the plans of the Company’s major subsidiaries), in particular the incentive compensation and equity-based plans and (4) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report (which appears on page 19).

The Compensation Committee is currently comprised of Messrs. Davis (as Chairman), Frinquelli and Smith and Ms. Holiday.  The Board has determined that each current member of the Compensation Committee satisfies applicable NYSE requirements.

The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at www.whitemountains.com.  The Compensation Committee Charter is available in print, free of charge, to any Member upon request.

Performance Compensation Subcommittee

In February 2013, the Compensation Committee formed the Performance Compensation Subcommittee.  The Committee delegated to the Subcommittee review and approval of performance-based compensation in order to comply with Internal Revenue Code Section 162(m), (“Section 162(m)”).

The Performance Compensation Subcommittee is comprised of Messrs. Smith and Frinquelli and Ms. Holiday.

Interlocks and Insider Participation

No member of the Compensation Committee or the Performance Compensation Subcommittee was an employee of the Registrant during the last fiscal year or has served as an officer of the Registrant.

Finance Committee

The primary purposes of the Finance Committee are to: (1) formulate the Company’s (including OneBeacon’s) investment policy and investment guidelines; (2) review the performance and asset allocation of the Company’s (including OneBeacon’s) investment portfolio on a regular basis and (3) monitor the capital, debt, and corporate structure of the Company (including OneBeacon) and, in coordination with the Audit Committee, review the adequacy of risk management, including with respect to new business opportunities outside of traditional property and casualty insurance and reinsurance.  The Finance Committee is currently comprised of Messrs. Frinquelli (as Chairman), Barrette, Brouillette, Gillespie and Smith.

Risk Oversight

The Board, directly and through its Committees, plays an active role in the oversight of the Company’s risk management.  The subject of risk management is a recurring agenda item, for which the Board regularly receives reports from management on capital, investments, and operations, including the risks associated with each and the steps management is taking to manage those risks.  The Board also discusses with management the Company’s business strategy, risk appetite and appropriate levels of risk.

The Board’s committees are assigned oversight responsibility for particular areas of risk.  For example, the Audit Committee receives a report, at least annually, on company-wide risks which encompass operational, financial, legal, compliance and reputational risks.  The Compensation Committee oversees risk related to executive compensation plans and implementation.  The Finance Committee oversees the risks related to managing the Company’s investment portfolio.

Shareholder Communications

Members, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 42).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of April 1, 2013, there were 6,176,210 common shares outstanding.  Members of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)                  all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)                  all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any Member which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors.  “Byrne Entity” means any of John J. Byrne, any foundation or trust established by John J. Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions.  Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of April 1, 2013, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

Franklin Mutual Advisers, LLC 101 JFK Parkway, Short Hills, NJ 07078	1,456,457	(a)	23.6%
The Byrne Grantor Retained Annuity Trusts P.O. Box 599, Etna, NH 03750	428,500	(b)	6.9%
T. Rowe Price Associates, Inc. P.O. Box 17630, Baltimore, MD 21297-1630	315,627	(c)	5.1%

(a)         Franklin Mutual Advisers, LLC has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

(b)         The Byrne Grantor Retained Annuity Trusts (“GRATS”) includes two GRATS that were established in 2011.  GRAT I contains 160,103 WTM common shares and GRAT II contains 268,397 WTM common shares.  Messrs. Robert Snyder and Daniel Mosley share dispositive and voting power over the GRATS.

(c)          T. Rowe Price Associates, Inc. has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

Security Ownership of Management

The following table sets forth, as of April 1, 2013, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 20) and all other executive officers as a group:

	Amount of Ownership

Name of Beneficial Owner	Beneficially (a)		Economically (b)

Raymond Barrette	210,176	(c)	200,454
Yves Brouillette	4,645		4,645
Howard L. Clark, Jr.	970		1,174
Morgan W. Davis	21,890		21,890
David T. Foy	24,582		35,957
A. Michael Frinquelli	1,641		1,641
John D. Gillespie	52,639	(d)	75,889
Edith E. Holiday	1,002		1,002
T. Michael Miller	5		5
G. Manning Rountree	10,604		18,154
Lowndes A. Smith	1,802		1,802
Allan L. Waters	18,605		23,075

All directors, Named Executive Officers and all other executive officers as a group (16 persons)	393,393		452,545

(a)         The common shares shown as beneficially owned by (1) Mr. Barrette and (2) all directors, Named Executive Officers and all other executive officers as a group represent 3.4% and 6.4% of the total common shares outstanding at April 1, 2013, respectively.  No other director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date.  Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.  Mr. Davis has pledged the assets of certain brokerage accounts, including 15,250 WTM common shares, as collateral for a credit line of up to $5 million.  As of April 1, 2013, the line of credit was undrawn.

(b)         Common shares shown as economically owned (1) include common shares beneficially owned, target unearned performance share awards and deferred compensation phantom share balances, (2) exclude, in the case of Mr. Barrette, common shares in which he has no pecuniary interest and (3) include, in the case of Mr. Gillespie, performance shares granted to Prospector, of which Mr. Gillespie is the Managing Member.

(c)          Of the 210,176 common shares which are beneficially owned by Mr. Barrette, (1) 10,000 represent unvested restricted shares granted to Mr. Barrette by the Company in January 2007, (2) 125,000 represent vested but unexercised stock options and (3) 21,722 represent common shares owned by trusts or charitable foundations in which Mr. Barrette has no pecuniary interest but over which Mr. Barrette retains both voting and dispositive power.  The remaining shares represent common shares over which Mr. Barrette or his wife has both voting and dispositive power.

(d)         Includes 50,000 common shares owned by various funds of Prospector in which Mr. Gillespie is either general manager or investment manager; Mr. Gillespie’s pecuniary interest in such shares is limited to his economic interests in the Prospector funds.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our executive compensation policies are designed with the primary goal of maximizing shareholder value over long periods of time.  We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders and encourages appropriate risk taking.  We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than entitlements (such as base salary, pensions and employee benefits).  To that end, the Compensation Committee (the “Committee”) has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by comparable property and casualty insurers and reinsurers, while granting the bulk of an executive’s target compensation as long-term incentive compensation.

We generally have structured our long-term incentive compensation as performance shares, restricted shares or performance units.  At our parent company, long-term incentive compensation is typically in the form of WTM performance shares and restricted shares, which reward company-wide performance.  The number of WTM common shares earned from a grant of performance shares, which can be from 0x to 2x the target number granted, is tied to our after-tax annual growth in intrinsic business value per share (as defined by the Committee) over the performance cycle.  The market value of our shares is not included as a measure of performance but it determines the value of performance and restricted share awards.  In general, no performance shares are earned if annual growth in intrinsic business value per share is less than the risk-free rate and 200% are earned if performance exceeds the risk-free rate by twice the target spread.  We use linear interpolation to determine the payout percentage for results in between.  Performance shares, restricted shares and/or performance units are typically granted annually, and performance is tied to a three-year period.  Under our long-term incentive programs, at any given time an executive usually has three overlapping cycles running.  This approach avoids cliffs that could foster a short-term outlook and also serves as an effective retention tool.

In the case of our Chairman & CEO, Mr. Barrette, to induce him to rejoin the Company and to incent him as an owner, in January 2007 he was granted a package of 200,000 out-of-the-money, escalating strike price options and 35,000 restricted shares, each of which vested in annual installments over five years.  Mr. Barrette also received a tranche of 15,000 restricted shares that were structured to vest in the event of a change in control prior to January 20, 2012.  In 2010, shareholders approved modifications to Mr. Barrette’s options, which included fixing the exercise price at $742 per share and reducing the number to 125,000.  In conjunction with those changes, the Compensation Committee amended the vesting terms of the tranche of 15,000 restricted shares so that those shares time vest in three equal annual installments beginning on January 20, 2013.  Mr. Barrette currently has options to purchase 125,000 shares exercisable until January 20, 2017.  For the 2013-2015 cycle, the Committee began granting Mr. Barrette performance shares, as discussed below.

Generally, the performance target for a 100% payout of performance shares has been set at 700 basis points above the risk-free rate, with the Committee often adjusting the target up or down to reflect prevailing circumstances at the time of grant.  To establish the risk-free rate, the Committee typically looks to the yield on the 10-year treasury at the beginning of the performance cycle.  In the last two years, we have set the target at roughly 600 basis points above the risk-free rate to reflect the persistent low interest rate environment and the large amount of our capital that is undeployed.

Following OneBeacon’s initial public offering in November 2006, its long-term compensation was structured primarily in the form of OneBeacon performance shares, which reward OneBeacon’s overall performance.  Beginning with the 2009-2011 performance cycle, OneBeacon’s long-term incentives were re-designed with the CEO and CFO receiving half in the form of performance units that are tied to underwriting performance and half in OneBeacon performance shares.  Other OneBeacon executives receive a greater proportion or all of their long-term incentives in performance units or in long-term cash awards that are tied to the results of OneBeacon’s specialty business as a whole and the executive’s individual business unit.  The number of OneBeacon common shares earned from a performance share grant, which can be from 0x to 2x the target number granted, is tied to OneBeacon’s after-tax annual growth in book value per share over the performance cycle.  The payout earned from a OneBeacon performance unit grant, which also can be from 0x to 2x the target number granted, is tied to OneBeacon’s adjusted economic combined ratio over the performance cycle.

At Sirius Group, long-term incentive compensation is typically in the form of performance units that reward Sirius’ group-wide performance.  The number of units earned at the end of the performance cycle is tied to those elements of performance for which the Sirius Group’s management has primary responsibility.  As an example, because the parent company keeps responsibility for investing Sirius’ assets, in calculating performance it is credited with a “standard” return on its investible assets.  The number of units earned can be from 0x to 2x the target number granted.  In addition, for its most senior executives, in order to better align their interests with those of our shareholders, we typically denominate a portion of their long-term incentives in WTM performance shares and/or restricted shares.

Our long-term incentive compensation programs are designed to share with management a portion of the value added above a risk-free return on our shareholders’ equity.  We take this approach because producing a rate of return equal to a risk-free rate does not add value to the capital owners put in the business–our shareholders would be better off putting their money in U.S. treasuries and avoiding entirely the risk of owning a portion of a business.  We have generally targeted sharing 13% to 17%.  For the 2013-2015 cycle, we increased the sharing at target to 20%.  This was driven by the significant reduction in our capital due the repurchase of 30% of our outstanding shares since 2010 and the new performance share grant made to our CEO.  The Committee believes that this level of sharing is appropriate because we compete with private equity and hedge funds for talent and investment opportunities where such sharing is common, the Company’s value adding opportunities are not limited to the Company’s current level of capital, and we want to maintain proper incentives for further share buybacks at value adding prices.

The Committee closely monitors both target and actual value sharing.  From year-to-year when we make new long-term incentive grants, we typically adjust the target number of shares granted to individual employees to reflect the Committee’s assessment of the per share value of the Company.  In addition, we generally limit total annual share grants to employees to less than 1% of the Company’s outstanding shares.  For the 2013-2015 cycle, we granted slightly in excess of 1% of the outstanding shares, reflecting Mr. Barrette’s grant.

When making new grants, the Committee assesses the impact of different performance scenarios on the potential sharing percentage.  Further, in order to test our beliefs about the size of the awards we make and their variability, annually the Committee has reviewed and considered a systematic analysis prepared by management of the public disclosures about compensation made by other property and casualty insurers and reinsurers and of the amount and variability of compensation at those companies at differing levels of performance.  These analyses have supported the Committee’s view that our compensation programs are appropriately sized and more variable than most other insurers and reinsurers, have fewer fixed elements of compensation and perquisites, and do not lead to significant rewards for poor performance as can happen with long-term options granted with a fixed exercise price equal to the market price on the date of grant.

The Committee believes that the compensation structures that have been developed for the Company and its subsidiaries closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.  In the case of Sirius Group, given its exposure to catastrophic events, beginning in 2008 we implemented a catastrophe spreading mechanism with respect to both its performance units and annual bonus.  This mechanism ensures that Sirius Group is charged with at least 50% of its expected annual catastrophe losses whether or not any catastrophe losses are actually incurred.  Through this mechanism and Sirius Group’s management of its aggregate exposure to very large catastrophic events, the Company’s management and the Committee believe that Sirius Group’s incentive plans are appropriate and do not encourage excessive risk taking.

Our Compensation Process

The Committee is responsible for approving our compensation practices that affect executive officers, and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million.  Our CEO annually presents the Committee with his evaluation of our executives, their individual performances, responsibilities, and the contributions they made to the Company’s accomplishments over the past year, as well as over the last long-term incentive plan cycle and his expectations for the future and succession plans.  In connection with this evaluation, the CEO presents the Committee with his recommendations for establishing the compensation for these executives for its consideration.  The Committee assesses the performance, responsibilities, and contributions of the CEO, considers CEO succession plans, and sets the compensation of the CEO.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the Committee each year (typically late February) following the availability of financial results for the prior year and the current year’s financial plan.  This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle.  Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

In 2013, because Mr. Davis, the Chairman of the Committee, did not satisfy certain requirements of Section 162(m) to be considered an “outside director” for purposes of that rule, the Committee formed the Performance Compensation Subcommittee (the “Subcommittee”) comprised of the other members of the Committee, each of whom met the requirements to be considered an outside director for purposes of Section 162(m).  The Subcommittee administers and approves all performance-based compensation awards in order to maintain favorable tax treatment of such awards.

Following the OneBeacon initial public offering (the “OB IPO”) in November 2006, the Committee determined that it would fully delegate to the OneBeacon Compensation Committee (the “OneBeacon Committee”) authority for the compensation of OneBeacon’s officers, including those who might be Named Executive Officers of the Company.  Accordingly, compensation actions for OneBeacon personnel following the date of the OB IPO (including new annual and long-term incentives and approval of payouts on existing annual and long-term incentives) have been taken by the OneBeacon Committee (which is currently comprised of Lowndes Smith (Chair), Lois Grady and Kent Urness, who are independent directors of OneBeacon, and Mr. Barrette) and, to the extent necessary to comply with applicable regulations, a subcommittee that excludes Mr. Barrette.

Compensation for 2012

The principal elements of compensation for our executives are long-term incentive compensation, base salary, and annual incentive bonuses.

Long-Term Incentive Compensation

CEO.  Mr. Barrette received no new long-term incentive grants in 2012.

Named Executive Officers.  In the case of Messrs. Foy, Rountree and Waters, in determining the amount of new long-term incentive compensation grants for 2012, the Committee assessed each executive’s scope of authority and ability to impact the success of the Company.  Based on the Committee’s general experience and the recommendation of the CEO, the Committee established a grant level that it believed was appropriate to reflect each such executive’s expected contribution to the Company over the next performance cycle.  Mr. Miller’s level of compensation was established by the OneBeacon Committee.

For each Named Executive Officer recipient of a WTM performance share grant for the 2012-2014 performance cycle, the Committee established 8% annual growth in intrinsic business value per share as the performance target that would result in a payout of 100% of the target shares.  Annual growth of 2% or less would result in a payout of 0% and annual growth of 14% or more would result in a payout of 200%.  The targets were consistent with the Company’s compensation philosophy described above as the yield on the 10-year treasury at the beginning of 2012 was a bit under 2%.  To measure growth in intrinsic business value per share, the Committee looks to growth in economic value per share (weighted 50%) and growth in adjusted GAAP book value per share (weighted 50%), in each case including dividends.

In total, the WTM performance share and restricted share grants made to all employees of the Company for the 2012-2014 performance cycle totaled approximately 0.7% of the then outstanding shares, within the Committee’s 1% guideline.

In addition, with respect to the 2010-2012 performance cycle which matured at the end of 2012, 11% annual growth in intrinsic business value per share (“GIBVPS”) was the performance target for a payout of 100% of the target shares.  Annual growth of 4% or less would have resulted in a payout of 0% and annual growth of 18% or more would have resulted in a payout of 200%.  At its meeting in February 2013, based on an average annual GIBVPS of 10.9%, the Subcommittee confirmed that the payout that was earned was 98% of target.

David Foy.  Mr. Foy has been the CFO of the Company since 2003.  For the 2010-2012 cycle, Mr. Foy had been granted 5,850 target performance shares and 3,150 restricted shares.  Based on the Company’s performance over the cycle, he earned 5,733 performance shares.  The restricted shares vested on December 31, 2012.

For the performance cycle from 2012-2014, Mr. Foy was granted 3,750 WTM performance shares and 3,750 restricted shares.  The grant date market value was approximately $3.6 million.  The number of performance shares that will be earned will be determined after the end of 2014 based on the Company’s performance over the cycle compared to the target described above.  The restricted shares will vest on January 1, 2015, subject to Mr. Foy’s continued employment.

G. Manning Rountree.  Mr. Rountree is a Managing Director of White Mountains Capital and the President of White Mountains Advisors.  He joined the Company in 2004.  For the 2010-2012 cycle, Mr. Rountree had been granted 3,900 target performance shares and 2,100 restricted shares.  Based on the Company’s performance over the cycle, he earned 3,822 performance shares.  The restricted shares vested on December 31, 2012.

For the performance cycle from 2012-2014, Mr. Rountree was granted 2,500 WTM performance shares and 2,500 restricted shares.  The grant date market value was approximately $2.4 million.  The number of performance shares that will be earned will be determined after the end of 2014 based on the Company’s performance over the cycle compared to the target described above.  The restricted shares will vest on January 1, 2015, subject to Mr. Rountree’s continued employment.

Allan Waters.  Mr. Waters has been the CEO of Sirius Group since 2007.  In addition, from time to time Mr. Waters takes on responsibility for certain projects at the Company.  For the 2010-2012 cycle, Mr. Waters had been granted 2,275 target performance shares and 1,225 restricted shares.  Based on the Company’s performance over the cycle, he earned 2,230 performance shares.  The restricted shares vested on December 31, 2012.  Based on Sirius Group’s performance for the 2010-2012 performance cycle, which was an annualized after-tax, levered underwriting return on deployed capital (“UROC”) of 11.1%, Mr. Waters received a payout of 87.5% of the Sirius Group units granted to him at a value of $1,372 per unit, which equaled approximately $3.1 million.

For the performance cycle from 2012-2014, Mr. Waters was granted 2,638 Sirius Group performance units, 1,485 WTM performance shares and 1,485 restricted shares.  The grant date value was approximately $4.1 million.  The performance target for the Sirius Group units is an annual 10% UROC, with a UROC of 3% or less resulting on no payout and a UROC of 17% or more resulting in a 200% payout.  The number of performance shares and units that will be earned will be determined after the end of 2014 based, respectively, on the Company’s and Sirius Group’s performance over the cycle compared to the targets described above.  The restricted shares will vest on January 1, 2015, subject to Mr. Waters’ continued employment.

T. Michael Miller.  Mr. Miller has been the CEO of OneBeacon since 2005.  Based on average annual growth in OneBeacon’s book value per share (“OB GBVPS”) of 3.9% over the 2010-2012 performance cycle, the OneBeacon Committee approved no payout of the OneBeacon performance shares originally granted.  In addition, based on OneBeacon’s 98.3% adjusted economic combined ratio for the 2010-2012 performance cycle compared to a 95% target, Mr. Miller received a payout of 24.5% of the OneBeacon performance units granted to him, which equaled approximately $0.6 million.  In addition, the OneBeacon Committee authorized the payment to him of a discretionary bonus of $3 million in recognition of his successful transformation of OneBeacon into a specialty company.

For the performance cycle from 2012-2014, the OneBeacon Committee granted Mr. Miller 22,500 OneBeacon performance units and 88,830 OneBeacon performance shares.  The grant date value was approximately $3.6 million.  The number of performance shares granted reflected a reduction of 35,000 in light of the restricted share grant he received in 2011.  The number of performance units and performance shares that will be earned will be determined after the end of 2014 based on OneBeacon’s performance over the cycle compared to the targets described below.  The performance target for the performance units is 93.7% average adjusted combined ratio, with a combined ratio of 97.7% or more resulting in no payout and a combined ratio of 89.7% or less resulting in a 200% payout.  The OneBeacon performance units have a fixed value of $100 per unit.  For the performance shares, the OneBeacon Committee set 10% annual growth in book value per share as target performance, with a range of 3% to 17%.

Base Salary

We pay our executive officers salaries that we believe to be below-market.  In 2008, we limited base salaries to a maximum of $500,000.  Each of our Named Executive Officers receives a salary of $500,000, other than Mr. Rountree, who receives a salary of $450,000.

Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers.  Each Named Executive Officer participates in the annual bonus pool of his respective business unit.  The aggregate bonus pool size for each business unit could range from 0% to 200% of target, depending upon performance.  Individual bonuses can vary widely around the pool average based on individual performance and no cap (other than the size of the pool) applies to any single individual.  Typically, the head of a business unit receives the average bonus percentage applicable to his business unit.

For the Named Executive Officers at the WTM level (Messrs. Barrette, Foy and Rountree), the Committee established target annual bonuses of 75% of salary for 2012, which was the same as for 2011.

For Messrs. Barrette, Foy and Rountree, their annual incentive bonuses are designed to reward company-wide performance.  Based on the Company’s performance in 2012, the Committee awarded a bonus pool of 152% of target taking into account the Company’s 9% growth in adjusted book value per share, 10% growth in economic value per share, and its performance in achieving qualitative objectives over the course of the year.  These qualitative objectives included avoiding big mistakes in uncertain investment markets, developing specialty platforms and rationalizing capital and structure at OneBeacon, maintaining a disciplined reinsurance operation, and actively pursuing attractive opportunities while maintaining plenty of financial flexibility.  Among the items considered by the Committee were the creation and funding of BAM/HG Global, the agreement to sell OneBeacon’s runoff, sizable share buybacks at attractive prices, and good capital management to protect the value of our foreign tax assets.  Messrs. Barrette, Foy and Rountree received bonuses of $562,500, $562,500 and $700,000, which represented 150%, 150% and 207% of target.

For our operating subsidiaries (including for our Named Executive Officers at operating subsidiaries), we design our annual incentives to reward performance of the applicable subsidiary operating group.  Messrs. Waters and Miller, who participate in the Sirius Group and OneBeacon bonus pools, respectively, have annual bonus targets equal to 50% and 75% of base salary.

For Sirius Group, including for Mr. Waters, the performance objective was the UROC.  Based on a UROC of 13.2% compared to the target of 10%, the indicated bonus pool was 146% of target.  Given excellent work by the Sirius team on initiatives that did not have an immediate financial impact, the Committee awarded a bonus pool of 150% of target.  As CEO, Mr. Waters received the pool average of 150%, or $375,000.

For OneBeacon, including for Mr. Miller, the primary performance objective required to achieve a bonus pool of 100% of target was the achievement of a combined ratio of 93.7% or better.  OneBeacon’s actual combined ratio was 98.2%.  Other performance goals included optimizing capital management, aggressively managing its runoff operations and positioning itself for the most optimal long-term outcome related to the runoff business, managing expenses in conjunction with its changing earned premium levels, exploring options for establishing an international platform, and determining and executing against a comprehensive information technology plan.  Based on its assessment of OneBeacon’s overall performance in 2012, the OneBeacon Committee established a bonus pool of 60% of target.  It awarded Mr. Miller a cash bonus of $225,000, which equaled 60% of target.

2013 Compensation Actions

New Long-term Incentive Grants and Annual Bonus Targets

In February 2013, the Committee, the Subcommittee and the OneBeacon Committee, as applicable, made new long-term incentive grants to and established annual bonus target levels for the Named Executive Officers based on the same factors described above with respect to grants made in 2012.

The new long-term incentive grants for White Mountains executives (other than Mr. Barrette and operating company executives) were allocated 50% as performance shares and 50% as restricted shares, which was the same allocation as in 2012.

In the case of Mr. Barrette, after reviewing his historical compensation, his current share ownership, his existing incentives, compensation granted to CEOs at other property and casualty (re)insurance companies and the Company’s performance since Mr. Barrette re-joined in 2007, the Subcommittee determined to grant him 12,000 performance shares for the 2013-2015 performance cycle.  We believe that an annual grant of performance shares to Mr. Barrette is the appropriate way to secure his continued employment with the Company and to reward him for performance going forward.

For each Named Executive Officer recipient of a WTM performance share grant for the 2013-2015 performance cycle, the Committee established 8% annual growth in intrinsic business value per share as the performance target that would result in a payout of 100% of the target shares.  Annual growth of 2% or less would result in a payout of 0% and annual growth of 14% or more would result in a payout of 200%.  To measure growth in intrinsic business value per share, the Committee looks to growth in economic value per share (weighted 50%) and growth in adjusted GAAP book value per share (weighted 50%), in each case including dividends.  The yield on the 10-year Treasury at the beginning of 2013 was about 1.8%.  In setting the target at 8%, which equaled the yield on the 10-year Treasury + roughly 600 basis points, the Committee considered many factors including its typical practice of adding roughly 700 basis points to the yield as well as the historically low interest rate environment.  In addition, the Committee considered the impact of the Company’s undeployed capital on expected returns.  The Committee determined that 8% was an appropriate target that properly balanced the competing demands of effectively deploying capital and remaining patient for great opportunities.

Clawback Policy

In 2010, the Company adopted a clawback policy applicable to bonuses and long-term incentive awards.  If the Company is required to restate any financial statement included in an SEC filing as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any bonus or long-term incentive award received by such person that relates in whole or in part to any period for which such financial statements were restated.  If the misconduct was fraud, then in addition to other actions, the Board mandatorily will seek such reimbursement.

Other Elements of Compensation

Retirement Benefits

We have no active U.S. defined benefit pension plans.  Benefit accruals under all our U.S. qualified defined benefit pension plans and all our U.S. supplemental defined benefit pension plans were frozen for all employees in 2002.

Our Named Executive Officers who are not employees of Bermuda-domiciled entities may participate in our voluntary non-qualified deferred compensation plans whereby they may defer all or a portion of their compensation.  Investment options in these plans are those available in our 401(k) plans, including White Mountains common shares and OneBeacon common shares.  None of the investment options offered under these plans provides an above-market rate of interest.

Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan.  We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives.  The primary perquisites include housing allowances in special circumstances and personal use of corporate aircraft.

We allow our Named Executive Officers to use our corporate aircraft from time to time for personal reasons.  The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the Named Executive Officer.  For tax purposes, we comply with IRS regulations.  We do not “gross-up” our Named Executive Officers for their taxes associated with perquisites, including with respect to personal use of our aircraft.

Our Named Executive Officers also participate in our other benefit plans on the same terms as our other employees.  These plans include medical and health insurance, company paid life insurance and charitable gift matching.

Certain Board Fees

Our Named Executive Officers do not receive director fees for serving on the Company’s board of directors or for serving on the boards of directors of our wholly-owned or majority-owned subsidiaries.  However, those Named Executive Officers who serve on the boards of directors of other companies in which we have a minority interest may receive director fees.  We consider those board fees when evaluating the compensation of our Named Executive Officers.

Employment and Severance Agreements; Change in Control

We have no long-term employment agreements with our Named Executive Officers although, from time to time, we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company.  No such arrangements are in effect with our Named Executive Officers.

At our parent company, severance benefits, if any, are determined by the Committee in its sole discretion.  At our operating subsidiaries, our Named Executive Officers participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives were to retire, in order to enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships, we generally will consider entering into a one to three year consulting agreement with the executive, which would permit the executive to earn some or all of such executive’s long-term incentive compensation then outstanding.

While the Company has no employment or severance agreement with Mr. Barrette, pursuant to the terms of his grants discussed above under “Philosophy”, if Mr. Barrette is terminated without cause, any unvested restricted shares would vest in such circumstance.

We have no standalone change in control agreements with our Named Executive Officers.  However, under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause stock options to become fully exercisable, restricted shares to become immediately vested and performance shares and performance units to become payable in full or in part.  Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

The option and restricted share grants made to Mr. Barrette in 2007 include provisions pursuant to which such grants vest upon the occurrence of a change in control.  While the Company typically has “double-trigger” change in control provisions in its long-term incentive plans, when originally making those grants to Mr. Barrette, the Committee determined that, in light of the design of Mr. Barrette’s grants and as an inducement to Mr. Barrette, immediate vesting upon a change in control was appropriate.

Tax Considerations

As a Bermuda-domiciled company, we do not receive a tax deduction for compensation paid to employees of White Mountains Insurance Group, Ltd. and, accordingly, the limitation of Section 162(m) does not impact compensation paid to our Named Executive Officers who are employees of non-U.S. companies (Messrs. Barrette, Foy and Waters).  However, in the case of Named Executive Officers who are employees of subsidiaries that are organised in the United States (Messrs. Miller and Rountree), Section 162(m) limits the deductibility of their compensation to $1,000,000 per individual to the extent that such compensation is not “performance-based” as defined in Section 162(m).  The Company is cognizant of Section 162(m) and generally seeks to structure its long-term incentive programs to permit the deductibility of the bulk of such compensation paid to these Named Executive Officers.  However, the Committee may approve compensation that will not meet the Section 162(m) requirements if, in the Committee’s judgment, structuring compensation in such manner better promotes the Company’s interests (such as with a grant of restricted shares).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Morgan W. Davis, Chairman

A. Michael Frinquelli

Edith E. Holiday

Lowndes A. Smith

Summary Compensation Table

The following table presents compensation in 2012, 2011 and 2010 for the Company’s CEO, CFO and its three other most highly compensated executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards Granted (b) ($)	Option Awards Granted ($)		Non-Equity Incentive Plan Compen- sation (e) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation (f) ($)	Total ($)
Raymond Barrette	2012	500,000	562,500	-	-		-	-	205,221	1,267,721
Chairman and CEO	2011	500,000	2,450,000	-	-		-	-	98,292	3,048,292
	2010	500,000	243,750	-	889,177	(c)	-	-	90,550	1,723,477
David T. Foy	2012	500,000	562,500	3,613,200	-		-	-	151,330	4,827,030
Executive Vice President and CFO	2011	500,000	600,000	3,090,600	-		-	-	139,652	4,330,252
	2010	500,000	232,500	3,065,400	-		-	-	201,715	3,999,615
T. Michael Miller	2012	500,000	3,225,000	1,341,333	-		612,500	-	644,409	6,323,242
President and CEO of OneBeacon	2011	500,000	337,500	10,124,110	-		1,175,000	-	1,140,230	13,276,840
	2010	500,000	2,010,657	1,624,038	16,670	(d)	-	-	91,444	4,242,809
Allan L. Waters	2012	500,000	375,000	1,430,827	-		3,073,280	-	110,937	5,490,044
President and CEO of Sirius Group	2011	500,000	212,500	1,199,880	-		3,876,515	-	25,912	5,814,807
	2010	500,000	225,000	1,192,100	-		4,353,464	-	10,848	6,281,412
G. Manning Rountree	2012	450,000	700,000	2,408,800	-		-	-	55,357	3,614,157
Managing Director of	2011	450,000	1,450,000	2,036,160	-		-	-	38,042	3,974,202
White Mountains Capital, Inc.
and President of WM Advisors

(a)         Represents annual incentive bonuses earned for the years ended December 31, 2012, 2011 and 2010.  Mr. Miller’s amount in 2012 includes a discretionary bonus of $3,000,000.  For Messrs. Barrette and Rountree, the amounts in 2011 include discretionary bonuses of $2,000,000 and $1,000,000.  Mr. Miller’s amount in 2010 includes a retention bonus of $729,357 and a discretionary bonus of $1,000,000.  See “Compensation Discussion and Analysis.”

(b)         For Messrs. Foy, Waters and Rountree, the amounts represent the grant date market value of WTM performance shares granted in 2012, 2011 and 2010 and WTM restricted shares issued in 2012, 2011 and 2010.  For Mr. Miller, the amounts represent the grant date market value of OB performance shares granted in 2012, 2011 and 2010 and OB restricted shares issued in 2011.  Mr. Miller’s amount in 2011 includes 35,000 OB performance shares with a grant date fair value of $480,550 that were forfeited concurrently with his grant of 630,000 OB restricted shares on May 24, 2011.  Mr. Miller’s OB performance awards for each of the five years following the OB restricted shares grant has been or will be reduced by 35,000 shares.  For all Named Executive Officers, the performance share awards included in the table have a maximum payout of 200% of the shares granted and, at such level, would have a grant date fair value equal to 200% of the amounts shown in the Grants of Plan Based Awards table.  See “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

(c)          On May 26, 2010, the Company’s shareholders approved modifications to Mr. Barrette’s outstanding Non-Qualified Options.  The incremental fair value of the award modifications calculated under ASC Topic 718 was $889,177.  For a discussion of the assumptions used in calculating the fair value of the awards under ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2013 (“Note 11”).  See “Outstanding Equity Awards at Fiscal Year End.”

(d)         OneBeacon paid a $2.50 extraordinary dividend in 2010, and the OneBeacon Committee reduced the exercise price of all outstanding option awards by such amount.  For Mr. Miller, the incremental fair value of the award modification calculated under ASC Topic 718 was $16,670.  For a discussion of the assumptions used in calculating the fair value of the awards under ASC Topic 718, see Note 11.  See “Outstanding Equity Awards at Fiscal Year End.”

(e)         Value of OB performance units Mr. Miller earned for the 2010-2012 and 2009-2011 performance cycles and Sirius Group performance units Mr. Waters earned for the 2010-2012, 2009-2011 and 2008-2010.

(f)            See next table for details of All Other Compensation.

All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2012, 2011 and 2010:

Name	Year	Director Fees (a) ($)	Personal use of planes (b) ($)	Restricted stock dividends ($)	401(k) match ($)	Employee stock ownership plan ($)	Profit sharing plan ($)	Total ($)
Raymond Barrette	2012	37,500	141,918	15,000	7,500	3,303	-	205,221
	2011	-	65,738	22,000	7,350	3,204	-	98,292
	2010	-	50,996	29,000	7,350	3,204	-	90,550
David T. Foy	2012	129,954	-	11,150	6,923	3,303	-	151,330
	2011	121,872	-	7,400	7,176	3,204	-	139,652
	2010	179,011	-	12,150	7,350	3,204	-	201,715
T. Michael Miller	2012	-	104,406	529,200	7,500	3,303	-	644,409
	2011	-	102,776	1,026,900	7,350	3,204	-	1,140,230
	2010	-	80,890	-	7,350	3,204	-	91,444
Allan L. Waters	2012	37,500	51,577	4,360	10,000	-	7,500	110,937
	2011	-	8,949	2,875	9,800	-	4,288	25,912
	2010	-	-	2,425	8,423	-	-	10,848
G. Manning Rountree	2012	-	37,154	7,400	7,500	3,303	-	55,357
	2011	-	22,588	4,900	7,350	3,204	-	38,042

(a)         Amounts for Messrs. Barrette and Waters represent director fees paid by BAM. Amounts for Mr. Foy represent director fees paid by Symetra Financial Corporation.

(b)         Amounts represent the aggregate incremental cost to the Company for the use of aircraft that were not otherwise in use for business.  For Company aircraft, the incremental cost is the direct cost per hour multiplied by the number of hours of use.  For chartered flights, the incremental cost is the actual cost of the flight.

Grants of Plan-Based Awards

The following table presents grants of plan-based awards granted, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers during 2012.

			Non-	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)(b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)(d)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Type of Award	Equity Incentive Plan Awards (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (e) (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/sh)	Fair Value of Stock and Option Awards (f) ($)
Raymond Barrette			-	-	-	-	-	-	-	-	-	-	-
David T. Foy	2/22/12	WTM Performance Shares	-	-	-	-	0	3,750	7,500	-	-	-	1,806,600
	2/22/12	WTM Restricted Shares	-	-	-	-	-	-	-	3,750	-	-	1,806,600
T. Michael Miller	2/21/12	OB Performance Shares	-	-	-	-	0	88,830	177,660	-	-	-	1,341,333
	2/21/12	OB Performance Units	22,500	0	2,250,000	4,500,000	-	-	-	-	-	-	-
Allan L. Waters	2/22/12	WTM Performance Shares	-	-	-	-	0	1,485	2,970	-	-	-	715,414
	2/22/12	WTM Restricted Shares	-	-	-	-	-	-	-	1,485	-	-	715,414
	2/22/12	Sirius Group Performance Units	2,638	0	3,511,178	-	-	-	-	-	-	-	-
G. Manning Rountree	2/22/12	WTM Performance Shares	-	-	-	-	0	2,500	5,000	-	-	-	1,204,400
	2/22/12	WTM Restricted Shares	-	-	-	-	-	-	-	2,500	-	-	1,204,400

(a)         On February 21, 2012, Mr. Miller was granted OB performance units for the 2012-2014 performance cycle under the OneBeacon Long-Term Incentive Plan (“OneBeacon Incentive Plan”).  Each unit has a fixed value of $100.  An OB adjusted economic combined ratio of 97.7% or more (Threshold) would result in no payout.  An adjusted economic combined ratio of 93.7% would result in a target payout of 100%.  An adjusted economic combined ratio of 89.7% or lower (Maximum) would result in a 200% payout.

(b)         On February 22, 2012, Mr. Waters was granted Sirius Group performance units for the 2012-2014 performance cycle under the Sirius Group Incentive Plan.  Each unit is initially valued at $1,000 and compounds in value based on Sirius Group’s underwriting return on deployed capital (“uroc”) during the performance period.  A uroc of 3% or less (Threshold) would result in no payout.  A uroc of 10% would result in a target payout of 100%.  A uroc of 17% or more (Maximum) would result in a 200% payout.

(c)          On February 22, 2012, Messrs. Foy, Waters and Rountree were granted WTM performance shares for the 2012-2014 performance cycle.  Growth in WTM’s intrinsic business value per share of 2% or less (Threshold) would result in no payout.  Growth in intrinsic business value per share of 8% would result in a target payout of 100%.  Growth in intrinsic business value per share of 14% or more (Maximum) would result in a payout of 200%.

(d)         On February 21, 2012, Mr. Miller was granted OB performance shares for the 2012-2014 performance cycle under the OneBeacon Incentive Plan.  Growth in OB’s book value per share of 3% or less (Threshold) would result in no payout.  Growth in book value per share of 10% would result in a target payout of 100%.  Growth in book value per share of 17% or more (Maximum) would result in a payout of 200%.

(e)         On February 22, 2012, Messrs. Foy, Waters and Rountree were granted WTM restricted shares that vest on January 1, 2015.

(f)            Represents the grant date fair value (based on a market price of $481.76 for WTM performance shares and $15.10 for OB performance shares) as determined in accordance with ASC Topic 718 without regard to forfeitures.  Assuming a maximum 200% payout, the grant date fair value of the performance shares granted to Messrs. Foy, Miller, Waters and Rountree would be $3,613,200, $2,682,666, $1,430,828 and $2,408,800.

Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards under the WTM Incentive Plan, except as otherwise noted, to the Named Executive Officers as of December 31, 2012.

		Option Awards					Stock Awards (a)(b)(c)
Name	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raymond Barrette	WTM Restricted Shares	-	-	-	-	-	10,000	5,150,000	-	-
	WTM Non-Qualified Options	125,000	-	-	742.00	1/20/17	-	-	-	-
David T. Foy	WTM Performance Shares	-	-	-	-	-	-	-	8,000	4,778,313
	WTM Restricted Shares	-	-	-	-	-	8,000	4,120,000	-	-
T. Michael Miller	OB Performance Shares	-	-	-	-	-	-	-	162,578	1,553,903
	OB Restricted Shares	-	-	-	-	-	-	-	630,000	8,757,000
Allan L. Waters	WTM Performance Shares	-	-	-	-	-	-	-	3,135	1,870,886
	WTM Restricted Shares	-	-	-	-	-	3,135	1,614,525	-	-
G. Manning Rountree	WTM Performance Shares	-	-	-	-	-	-	-	5,300	3,164,000
	WTM Restricted Shares	-	-	-	-	-	5,300	2,729,500	-	-

(a)         Stock awards not yet vested at December 31, 2012 for Mr. Barrette include 10,000 WTM restricted shares that vest in equal annual installments on January 20, 2014 and 2015.  Stock awards not yet vested at December 31, 2012 for Messrs. Foy, Waters and Rountree include 3,750, 1,485 and 2,500 WTM restricted shares, respectively, that vest on January 1, 2015 and 4,250, 1,650 and 2,800 WTM restricted shares, respectively, that vest on January 1, 2014.  Stock awards not yet vested at December 31, 2012 for Mr. Miller include 630,000 OB restricted shares that vest in four equal annual installments beginning on February 22, 2014.  Market values are based on the December 31, 2012 closing market price ($515.00 for White Mountains and $13.90 for OneBeacon).

(b)         Equity incentive plan awards not yet vested at December 31, 2012 include: (1) WTM performance shares granted for the 2012-2014 performance cycle to Mr. Foy (3,750 target performance shares), Mr. Waters (1,485 target performance shares) and Mr. Rountree (2,500 target performance shares), (2) WTM performance shares granted for the 2011-2013 performance cycle to Mr. Foy (4,250 target performance shares), Mr. Waters (1,650 target performance shares) and Mr. Rountree (2,800 target performance shares) and (3) OB performance shares granted to Mr. Miller for the 2012-2014 performance cycle (88,830 target OB performance shares) and the 2011-2013 performance cycle (73,748 target OB performance shares).  Payout values for WTM performance shares are based on the December 31, 2012 closing market price of $515.00, at an estimated payout of 105% of target for the 2012-2014 performance cycle and 125% of target for the 2011-2013 performance cycle and includes dividends accrued since the grant date.  Payout value for OB performance shares are based on the December 31, 2012 closing market price of $13.90, at an estimated payout of 100% of target for the 2012-2014 performance cycle and 20% of target for the 2011-2013 performance cycle.  The payout value for OB performance shares also includes accumulated dividends of $0.84 for the 2012-2014 performance cycle and $2.68 for the 2011-2013 performance cycle.

(c)          Excludes WTM performance shares and OB performance shares for the 2010-2012 performance cycle, which vested on December 31, 2012.  Amount also excludes WTM restricted shares that vested on December 31, 2012.  See “Option Exercises and Stock Vested.”

Option Exercises and Stock Vested

The following table presents stock awards that vested in 2012 for each of the Named Executive Officers.  No option awards were exercised by the Named Executive Officers during 2012.

	Stock Awards

Name	Type of Award		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Raymond Barrette	WTM Restricted Shares	(a)	12,000	5,713,400
David T. Foy	WTM Restricted Shares	(a)	3,150	1,613,619
	WTM Performance Shares	(b)	5,733	3,195,775
Allan L. Waters	WTM Restricted Shares	(a)	1,225	627,519
	WTM Performance Shares	(b)	2,230	1,242,801
G. Manning Rountree	WTM Restricted Shares	(a)	2,100	1,075,746
	WTM Performance Shares	(b)	3,822	2,130,517

(a)         For Mr. Barrette, the amounts represent 7,000 WTM restricted shares that vested on January 20, 2012 and 5,000 WTM restricted shares for which the Compensation Committee accelerated the vesting date from January 20, 2013 to December 31, 2012.  For Messrs. Foy, Waters and Rountree, the amounts represent WTM restricted shares that vested on December 31, 2012.

(b)         Represents 5,850, 2,275 and 3,900 target WTM performance shares awarded for the 2010-2012 performance cycle to Messrs. Foy, Waters and Rountree, respectively, which became fully vested on December 31, 2012 at 98% of target.  Value realized on vesting is based on the average of the high and the low market values of common shares on February 27, 2013, the date the awards were determined by the Compensation Committee, plus dividends declared during the 2010-2012 cycle.

Pension Benefits

The Named Executive Officers do not participate in any defined pension plans sponsored by White Mountains.

Nonqualified Deferred Compensation

The following table presents contributions, earnings, withdrawals and ending account balance for the only Named Executive Officer participating in a nonqualified deferred compensation plan for 2012.

Name	Executive Contributions in Last Fiscal Year (a) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions (b) ($)	Aggregate Balance at Last Fiscal Year End ($)
T. Michael Miller	211,797	-	(84,947)	541,993	-

(a)         Executive contributions represent the mandatory deferral of the OB restricted stock units earned in March 2012.

(b)         In accordance with the OB restricted stock units plan, the final balances were distributed in May 2012.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We have no employment agreements with our Named Executive Officers although from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance for a period of up to their first three years with the Company.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, WTM restricted shares becoming vested and performance shares and performance units becoming payable in full or in part.  Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2012.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2012, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Involuntary Termination of Employment

Had Mr. Barrette been terminated without cause on December 31, 2012, his unvested restricted shares would have immediately vested.  Had Mr. Miller been terminated without cause, his restricted shares would have vested pro-rated for time (but at not less than 50%) less any shares that had previously vested.  Had any of our other Named Executive Officers been terminated without cause on December 31, 2012, their outstanding long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Retirement

Had any of our Named Executive Officers retired on December 31, 2012, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Death or Disability

Had any of our Named Executive Officers died or become disabled on December 31, 2012, they would have been entitled to pro rata vesting of their performance shares, full vesting of their restricted shares (except for Mr. Miller’s restricted shares that vest pro rata) and pro rata vesting of their performance units.  Under this scenario, Messrs. Barrette, Foy, Miller, Waters and Rountree would have been entitled to receive $7,725,000, $10,887,717, $7,981,998, $10,902,016 and $7,229,800, respectively.

For purposes of computing the amounts above, performance shares were valued at the December 31, 2012 common share closing market price ($515.00 for White Mountains and $13.90 for OneBeacon) including dividends since grant.  Restricted shares were valued at the December 31, 2012 common share closing market price.  OneBeacon performance units have a value of $100 per unit.  Sirius Group performance units were valued at actual value as of December 31, 2012.  The WTM performance shares, including the 2010-2012 performance cycle, would vest pro-rated for time and at 100% of target.  The OneBeacon performance shares would vest pro-rated for time and actual performance through the end of 2012 (but at not less than 50%) for the 2010-2012 performance cycle and at 100% for the 2011-2013 and 2012-2014 performance cycles.  The OneBeacon performance units would vest pro-rated for time and actual performance through the end of 2012 for the 2010-2012 performance cycle (and at 100% for the 2011-2013 and 2012-2014 performance cycles).  The Sirius Group performance units, including the 2010-2012 performance cycle, would vest pro-rated for time and Sirius Group’s actual performance through the end of 2012.

Change in Control

Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2012, our Named Executive Officers would have been entitled to full vesting of their performance shares at up to 200% of target (except for Mr. Miller’s OneBeacon performance shares that would vest on a pro rata basis), full vesting of their restricted shares and pro rata vesting of their performance units at up to 200% of target (and at not less than target).  Under this scenario, Messrs. Barrette, Foy, Miller, Waters, and Rountree would have been entitled to receive up to $7,725,000, $20,067,350, $16,899,634, $14,756,798 and $13,326,600, respectively.

For purposes of computing the amounts above, performance shares were valued at the December 31, 2012 common share closing market price ($515.00 for White Mountains and $13.90 for OneBeacon) including dividends since grant.  Restricted shares were valued at the December 31, 2012 common share closing market price.  OneBeacon performance units have a value of $100 per unit.  Sirius Group performance units were valued at actual value as of September 30, 2012.  The WTM performance shares, including the 2010-2012 performance cycle, are shown at 200% of target.  The OneBeacon performance shares and performance units, including the 2010-2012 performance cycle, would vest pro-rated for time and at 100% of target.  The Sirius Group performance units, including the 2010-2012 performance cycle, would vest pro-rated for time and at actual performance through the end of 2012 (but at not less than 100%).

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Director Compensation

The following table summarizes director compensation for 2012 (for directors other than Named Executive Officers):

Director	Fees Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation (c) ($)	Total ($)
Yves Brouillette	64,000	221,000	-	-	-	-	285,000
Howard L. Clark, Jr.	153,000	106,000	-	-	-	-	259,000
Morgan W. Davis	167,000	106,000	-	-	-	119,000	392,000
A. Michael Frinquelli	216,000	106,000	-	-	-	-	322,000
John D. Gillespie (d)	124,000	106,000	-	-	-	11,923	241,923
Edith E. Holiday	191,000	106,000	-	-	-	5,950	302,950
Lowndes A. Smith	276,000	106,000	-	-	-	704,971	1,086,971

(a)         Named Executive Officers do not receive any additional compensation for their role as a director.  Except as noted, each director is provided a $100,000 annual retainer.  Additional retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Audit Committee ($100,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000).  Retainers were paid in cash except for Mr. Brouillette who received an equivalent value in common shares.  Retainers relate to the twelve-month period from May 2012 through April 2013, inclusive, and are typically pro-rated for partial year service.  Each director received Board and Board committee meeting fees of $4,000 per meeting when such meetings were attended in person and $2,000 per meeting when such meetings were attended by telephone.

(b)         On May 24, 2012, all non-management directors received an annual grant of 200 common shares and Mr. Brouillette received additional common shares for payment of his retainer.  All common shares issued were valued at $530.00 per share, the market price on such date.

(c)          All other compensation shown for Mr. Davis includes $89,000 in director compensation paid to him as a director of OneBeacon and $30,000 in fees paid to him by the Company to serve as the Company’s representative on the Board of Inspop USA LLC, a startup company in which White Mountains has a minority investment.  Amount shown for Mr. John D. Gillespie represents $11,923 for personal use of corporate aircraft (which is valued at White Mountains’ aggregate incremental operating cost).  Amount shown for Ms. Holiday represents $5,950 in matching payments from a company-sponsored charitable gift program.  Amount shown for Mr. Smith represents $278,500 in director compensation paid to him in cash and OneBeacon shares as Chairman of OneBeacon and $426,471 in director compensation paid to him as Chairman of Symetra Financial Corporation.

(d)         Pursuant to a consulting agreement, Prospector was granted 9,200 performance shares for the 2010-2012 performance cycle (which were paid in March 2013 at a harvest percentage of 49% for a total payout of $2,512,917), 8,500 performance shares for the 2011-2013 performance cycle and 7,750 performance shares for the 2012-2014 performance cycle.  Amounts related to Prospector’s performance shares have not been included in this table.  See “Transactions with Related Persons, Promoters and Certain Control Persons.”

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Prospector

Mr. John Gillespie is the founder and Managing Member of Prospector.  Prospector serves as a discretionary adviser with respect to specified assets, primarily equity securities, managed by WM Advisors on behalf of White Mountains and other clients of WM Advisors.

Pursuant to an investment management agreement with WM Advisors (the “WMA Agreement”), Prospector charges WM Advisors fees based on the following schedule: 100 basis points on the first $200 million of assets under management; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million.  At December 31, 2012, Prospector managed a total of $465.9 million of assets for White Mountains (excluding OneBeacon and Symetra) under this arrangement.

Prospector has separate investment management agreements with OneBeacon (the “OneBeacon Agreements”) pursuant to which Prospector supervises and directs specified assets, primarily equity securities, including assets in OneBeacon’s defined benefit and defined contribution plans (the “ERISA Assets”).  All assets managed under the OneBeacon Agreements are subject to a single fee schedule that is substantially similar to the terms of the WMA Agreement fee schedule.  At December 31, 2012, Prospector managed $533.6 million of assets for OneBeacon under this arrangement, including $205.9 million of ERISA Assets.

During 2012, Prospector earned $6.4 million in total fees pursuant to the WMA Agreement and the OneBeacon Agreements.

Prospector also advises White Mountains on matters including capital management, asset allocation, private equity investments and mergers and acquisitions.  Pursuant to a Consulting Agreement for those services, Prospector was granted 7,000 performance shares for the 2013-2015 cycle, 7,750 performance shares for the 2012-2014 cycle, and 8,500 performance shares for the 2011-2013 performance cycle.  In accordance with the terms of the WTM Incentive Plan, performance against target governing the performance shares will be confirmed by the Compensation Committee of the Board following the end of each performance cycle and the number of performance shares actually awarded at that time will range from 0% to 200% of the target number granted.  Based on the Company’s performance, Prospector received 49% of the 9,200 performance shares granted for the 2010-2012 performance cycle for a total payout of $2.5 million.  Unless and until the Consulting Agreement has been terminated, and subject to the approval of the Compensation Committee, at the beginning of each performance cycle Prospector is to be granted performance shares with a value of approximately $4.5 million.  The Compensation Committee establishes the performance target for such performance shares.

Pursuant to a revenue sharing agreement, Prospector has agreed to pay White Mountains 6% of the revenues in excess of $500,000 of certain of Prospector’s funds in return for White Mountains having made a founding investment in 1997.  During 2012, White Mountains earned $0.5 million under this arrangement.

At December 31, 2012, White Mountains had $117.2 million invested in limited partnership investment interests managed by Prospector (the “Funds”).  This total includes $12.9 million of OneBeacon assets.  Under the limited partnership agreements, Prospector serves as general partner and general manager of the Funds and is paid management and incentive performance fees by White Mountains and OneBeacon.  For the year ended December 31, 2012, White Mountains and OneBeacon incurred $1.1 million in management fees and $1.3 million in incentive fees.  In addition, Messrs. Barrette, Davis, Gillespie and Waters, each a director of the Company, and Mr. Campbell, an executive officer of the Company, owned limited partnership investment interests managed by Prospector as of such date.

Oakum Bay Capital

Mr. Kernan Oberting, a Managing Director of White Mountains Capital, is the non-executive Chairman of the Board of Oakum Bay Capital (“OBC”).  OBC serves as the general manager of, and owns general partnership interests in, the KVO Capital Partners (“KCP”) and the Trimarc Capital Fund (“TCF”), which are hedge funds with an aggregate of $66 million under management as of December 31, 2012.  Mr. Brooke Parish, who is Mr. Oberting’s brother-in-law, is the CEO of OBC.  Mr. David Oberting, who is Mr. Oberting’s brother, is the portfolio manager of KCP.

In connection with Mr. Oberting commencing employment with White Mountains Capital, on July 16, 2012, the Company purchased $2 million of preferred equity and received 7.5% of the common equity of OBC.  The preferred equity is entitled to dividends at a rate of 5% per annum, increasing to 10% per annum after four years, and is mandatorily redeemable after six years.  After giving effect to the common equity investment, Mr. Oberting and Mr. Parish beneficially owned 27.5% and 45%, respectively, of the common equity of OBC.

In addition, at the time it purchased the preferred equity in OBC, the Company invested $6 million in TCF.  In 2010, the Company had invested $4 million in TCF.  As of December 31, 2012, White Mountains had $9.9 million invested in TCF.  Under TCF’s limited partnership agreements, OBC is paid management and incentive performance fees by White Mountains.  For the year ended December 31, 2012, White Mountains paid $56,811 of management fees and $88,090 of incentive fees.  OBC receives the management fees and 40% of the incentive fees.

Mr. Oberting has limited partnership investments in KCP and TCF.  Mr. Barrette had a limited partnership investment in KCP that was redeemed in full in September 2012.

Share Repurchases from Related Parties

On July 12, 2012, the Company repurchased 50,000 WTM common shares from John J. Byrne, a beneficial owner of the Company.  The price per share was $528.45, the market price at the time the agreement was reached.

On December 19, 2012, the Company agreed to repurchase 285,000 WTM common shares from mutual funds managed by Franklin Mutual Advisers, a beneficial owner of the Company.  The price per share was $519.06, the market price at the time the agreement was reached.

On March 15, 2013, the Company repurchased 140,000 WTM common shares from the estate of John J. Byrne.  The price per share was $563.57, the market price at the time the agreement was reached.

Other Relationships and Transactions

Mr. Gillespie, a director of the Company, indirectly through general and limited partnership interests holds a 33% interest in Dowling & Partners Connecticut Fund III, LP (“Fund III”).  Two of the Company’s indirect subsidiaries, OneBeacon Professional Insurance (“OB Professional Insurance”) and White Mountains Specialty Underwriting, Inc. (“WMSUI”), had previously borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the “CIR Act”).  The CIR Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers.  Both loans were repaid in full during 2006.  The loans were qualifying investments which generated tax credits to be shared equally between Fund III on the one hand and OB Professional Insurance and WMSUI on the other.  As a result of his interest in Fund III, during 2009, Mr. Gillespie generated approximately $0.5 million in such tax credits.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof.  In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors its deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction.  For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2012, the Audit Committee approved all Transactions with Related Persons occurring since the beginning of the Company’s calendar year.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to the common shares that may be issued under White Mountains’ existing incentive compensation plans.  Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Board or a Committee of the Board.  For that reason, these plans are listed in the Equity Compensation Plan Table below.  Grants of phantom performance shares made under subsidiary incentive plans (which are payable in cash) and grants made under the OneBeacon Incentive Plan (which are payable in OneBeacon common shares) are excluded from this table.

	(1)	(2)	(3)
Plan category	Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			426,848 (a)

Performance shares	117,427 (b)	$ 0

(a)         Under NYSE rules, common shares remain available for issuance when the Company pays cash or establishes deferred compensation balances in the settlement of its performance share obligations (which is typically the case) rather than issuing common shares.  However, the Compensation Committee has taken a more conservative approach by counting the number of shares granted at “target” against an inventory available for grant.  Under the Company’s approach, as of April 10, 2013, 28,351 common shares remained available for grant at target under the WTM Incentive Plan, which could result in up to 56,702 common shares being issued.

(b)         Represents the target amount of WTM performance shares.  The number of WTM common shares earned could be 0x to 2x the target number granted and, although typically in cash; may be paid in WTM common shares at the discretion of the Compensation Committee.

AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2012, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board rules and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2012 and 2011 (as presented herein) are compatible with maintaining their independence.  Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2013 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”).  In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC.  In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities.  The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

Lowndes A. Smith, Chairman

Yves Brouillette

A. Michael Frinquelli

Edith E. Holiday

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC.  Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financials.  All other audit, audit-related and non-audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Audit Committee, provided that any such services are authorised by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled Committee meeting.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non-audit-related services are consistent with all applicable rules on auditor independence.  As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.  All services performed by PwC during 2012 and 2011 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2012 and 2011 are described below.  PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation.  From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above.  To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC.  The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2012 and 2011:

	2012 (e)	2011 (e)
Audit Fees (a)	$ 4,099,545	$ 4,335,692
Audit-Related Fees (b)	198,485	339,962
Tax Fees (c)	1,096,192	794,124
All Other Fees (d)	3,036	12,082

(a)          The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries that are required by statute or regulation, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

(b)          The fees in this category were for professional services rendered in connection with (1) accounting and reporting consultations, (2) employee benefit plan audits, (3) services related to certain transactions, (4) actuarial certifications of loss reserves, and (5) other regulatory requirements.

(c)         The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)       The fees in this category were for (1) access to PwC’s proprietary technical research and tax filing software and (2) participation in an annual survey conducted by PwC.

(e)          For purposes of proxy reporting, fees billed in currencies other than the U.S. dollar are generally translated at rates in effect at the time the fees are pre-approved.  The fees reported include expense reimbursements of $350,298 and $309,659 in 2012 and 2011, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2012 except for a late Form 4 filing for Mr. Barrette with respect to a transaction in January 2012.

PROPOSAL 2

ELECTION OF DIRECTORS OF

SIRIUS INTERNATIONAL INSURANCE CORPORATION

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as Sirius International Insurance Corporation be elected by the Company’s Members.

Proposal 2 calls for the election of Messrs. Jeffrey Davis (age 48, Chief Actuary of White Mountains Insurance Group and Sirius Group), Lars Ek (age 52, CFO of Sirius International), Brian E. Kensil (age 55, CFO of Sirius Group), Jan Onselius (age 56, Chief Underwriting Officer, Sirius Group), Göran A. Thorstensson (age 66, President and CEO of Sirius International), and Waters to the Board of Directors of Sirius International Insurance Corporation.

None of the director nominees will receive any compensation for their services as a director of Sirius International.

The Board recommends a vote FOR Proposal 2 which calls for the election of the director nominees of Sirius International.

PROPOSAL 3

ELECTION OF DIRECTORS OF

HG RE, LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as HG Re, be elected by the Company’s Members.

Proposal 3 calls for the election of Messrs. Warren J. Trace (age 56, President & CEO of White Mountains Re Underwriting Services Ltd.), Kevin Pearson (age 48, President of HG Global), and Waters and Ms. Sheila E. Nicoll (age 57, President of WMLRB) to the Board of Directors of HG Re.

None of the director nominees will receive any compensation for their services as a director of HG Re.

The Board recommends a vote FOR Proposal 3 which calls for the election of the director nominees of HG Re.

PROPOSAL 4

ELECTION OF DIRECTORS OF

WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as WMLRB, be elected by the Company’s Members.

Proposal 4 calls for the election of Messrs. Trace and Waters and Mmes. Jennifer Pitts (age 47, Corporate Secretary of WTM), and Christine Repasy (age 56, General Counsel of WMA and Sirius Group) to the Board of Directors of WMLRB.

None of the director nominees will receive any compensation for their services as a director of WMLRB.

The Board recommends a vote FOR Proposal 4 which calls for the election of the director nominees of WMLRB.

PROPOSAL 5

ELECTION OF DIRECTORS OF

WHITE SHOALS RE LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as WSRe, be elected by the Company’s Members.

Proposal 5 calls for the election of Messrs. Waters and Trace and Ms. Repasy to the Board of Directors of WSRe.

None of the director nominees will receive any compensation for their services as a director of WSRe.

The Board recommends a vote FOR Proposal 5 which calls for the election of the director nominees of WSRe.

PROPOSAL 6

ELECTION OF DIRECTORS OF

STAR RE LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as Star Re Ltd., be elected by the Company’s Members.

Proposal 6 calls for the election of Messrs. Waters, Thorstensson and Trace and Ms. Repasy to the Board of Directors of Star Re Ltd.

None of the director nominees will receive any compensation for their services as a director of Star Re Ltd.

The Board recommends a vote FOR Proposal 6 which calls for the election of the director nominees of Star Re Ltd.

PROPOSAL 7

ELECTION OF DIRECTORS OF

SIRIUS CAPITAL LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company, such as SCL, a Lloyd’s of London corporate member, be elected by the Company’s Members.

Proposal 7 calls for the election of Messrs. Michael Dashfield (age 52, General Manager of Sirius Group), Ek, Thorstensson and Waters to the Board of Directors of SCL.

None of the director nominees will receive any compensation for their services as a director of SCL.

The Board recommends a vote FOR Proposal 7 which calls for the election of the director nominees of SCL.

PROPOSAL 8

ELECTION OF DIRECTORS OF
SPLIT ROCK INSURANCE, LTD.

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company be elected by the Company’s Members.

Proposal 8 calls for the election of Paul J. Brehm (age 52, Executive Vice President of OneBeacon Services LLC), Sarah A. Kolar (age 37, Secretary and Associate General Counsel of OneBeacon Insurance Group, Ltd.), John C. Treacy (age 49, Chief Accounting Officer and Treasurer of OneBeacon Insurance Group, Ltd.), and Ms. Nicoll to the Board of Directors of Split Rock.

None of the director nominees will receive any compensation for their services as a director of Split Rock.

The Board recommends a vote FOR Proposal 8 which calls for the election of the director nominees of Split Rock.

PROPOSAL 9

ELECTION OF DIRECTORS OF

ANY NEW DESIGNATED SUBSIDIARY

Bye-law 77 of the Company provides that the Board of Directors of any designated subsidiary of the Company be elected by the Company’s Members.

Proposal 9 calls for the election of Messrs. Barrette, Foy and Trace and Ms. Pitts to the Board of Directors of any new designated subsidiary that may be formed by the Company prior to the next Annual General Meeting.

None of the nominees will receive any compensation for their services as a director of any such company.

The Board recommends a vote FOR Proposal 9 which calls for the election of the director nominees of any new designated company or subsidiary.

PROPOSAL 10

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are seeking advisory shareholder approval of the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation”.  You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the company’s proxy statement dated April 10, 2013, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors believes that the compensation policies and practices described in the Compensation Discussion & Analysis are effective in achieving the company’s primary goal of maximizing shareholder value over long periods of time, as well as motivating and retaining our key executives.  The compensation of our named executive officers is heavily weighted toward variable long-term compensation the value of which is tied to performance over a number of years.

We urge you to read the Compensation Discussion & Analysis, beginning on page 12 of this proxy statement, as well as the 2012 summary compensation table and related compensation tables and narrative, beginning on page 20, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR Proposal 10 which calls for the approval of the advisory resolution on executive compensation.

PROPOSAL 11

APPROVAL OF SHARE INVENTORY FOR, AND PERFORMANCE CRITERIA IN, THE COMPANY’S

LONG-TERM INCENTIVE PLAN (“LTIP”)

On February 28, 2013, the Board of Directors approved, subject to the approval of the Company’s Members, (i)  a new inventory of 250,000 common shares that may be granted “at target” under the LTIP (and, accordingly, up to 500,000 common shares may be issued if all awards were performance share awards that paid out at 200% of target as a result of Company performance exceeding performance targets and were settled in common shares) and (ii) the performance criteria that the Compensation Committee may use in setting performance goals applicable to awards under the LTIP.  Members are being asked to approve these items.

Number of Shares

In May 2010, Members authorized an inventory of 250,000 common shares for grants “at target” under the LTIP and, accordingly, up to 500,000 common shares were potentially available for issuance if all grants made from such inventory were performance share grants that paid out at 200% of target and were settled in common shares, rather than in cash or deferred compensation balances.  The Company takes a more conservative approach in managing the LTIP than required by the NYSE by counting the target number of shares granted (whether or not ultimately earned or, if earned, paid in common shares).  Based on this approach, only 28,351 shares remain available for grant at target.

Of the common shares approved for issuance, the Company actually has issued 98,622 shares, and 246,054 additional shares could be issued if all outstanding performance share grants are earned at the maximum payout and are settled in shares.  Under NYSE rules, 401,378 shares remain available for issuance, including the aforementioned 246,054 shares.  The table below shows the number of shares actually issued over the past three years under the 2010 authorization:

Year	Shares Issued	Beginning Shares Outstanding	%
2011	29,653	8,194,925	0.4%
2012	42,599	7,577,855	0.6%
2013	25,470	6,290,964	0.4%

Consistent with the Company’s approach of managing shares granted, the Compensation Committee is seeking Member authorization for a new inventory of 250,000 common shares (approximately 4% of the outstanding common shares of the Company at April 1, 2013) for future “at target” grants of any awards which may be made under the LTIP (and, accordingly, up to 500,000 common shares may be issued to settle awards under the 200% performance scenario described above).  The requested authorization, combined with the 28,351 shares remaining from the 2010 authorization for “at target” grants, would be expected to provide sufficient inventory for approximately four years of long-term incentive grants (commencing with grants that will be made in 2014).  The table below shows the number of shares granted under the 2010 authorization:

Year	Target Shares Granted	Beginning Shares Outstanding	%
2011	67,328	8,194,925	0.8%
2012	73,409	7,577,855	1.0%
2013	72,390	6,290,964	1.2%

Performance Criteria

The LTIP details performance criteria that may be used by the Compensation Committee as a condition to the vesting and payment of performance share and performance unit awards to participants.  See “Description of the LTIP-Performance Shares and Performance Units.”  Under Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years.  If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the LTIP.  The performance criteria set forth in the LTIP were last approved by Members at the 2010 Annual Meeting.

Description of the LTIP

Awards. The LTIP provides for the grant of performance shares, performance units, stock options, stock appreciation rights and restricted shares.

Administration. The Compensation Committee administers the LTIP and has the authority to select employees, directors and consultants to receive awards under the LTIP, determine the type, size and terms of awards granted under the LTIP, interpret the LTIP and related awards and establish, amend and rescind rules and regulations relating to the LTIP.

Common Shares. As described above, the proposed amendments would provide that an additional 250,000 common shares could be granted “at target” under the LTIP with up to 500,000 common shares actually issuable if all grants were made as performance share grants that paid out at 200% of target and were settled with common shares.  The Compensation Committee expects to issue a mix of restricted shares and performance shares from the new inventory.

As of the close of trading on April 1, 2013, the market value of a common share was $569.00.

Eligibility.  Any director, key employee or consultant of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the LTIP.  As of the date of this Proxy Statement, the Compensation Committee anticipates granting awards to up to approximately 50 directors, key employees and consultants of the Company and its subsidiaries.

Performance Shares and Performance Units.  Performance shares are awards of phantom common shares some or all of which are earned if performance goals established by the Compensation Committee at the time of grant (or within a limited period of time thereafter as permitted by Section 162(m)) are satisfied over a specified award period.  Based on the level of performance against established goals, the number of performance shares earned can range from 0% to 200% of the number of target shares originally granted.  The value earned by a participant pursuant to an award of performance shares is generally equal to the number of award shares earned multiplied by the fair market value of a common share on or about the date the award value is determined by the Compensation Committee.  Performance shares are typically paid in cash, though all or a portion may be settled in common shares at the election of the Compensation Committee.  The maximum amount of performance shares that can be granted to a participant pursuant to an award of performance shares with respect to any particular award period of one year or more cannot exceed 25,000 common shares.

The LTIP also provides for the grant of performance units.  Performance units are awards of phantom units that are paid out if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period.  Based on the level of performance against established goals, the number of performance units earned can range from 0% to 200% of the number of target units originally granted.  The value earned by a participant pursuant to an award of performance units is equal to the number of performance units earned over the award period multiplied by the unit value specified by the Compensation Committee for such award (typically $100 or a multiple thereof) increased by a growth factor specified by the Compensation Committee (typically a measure of growth in value of the Company, any of its subsidiaries or any combination thereof over the award period).  The maximum amount of compensation that can be earned by a participant with respect to a grant of performance units made in any single year cannot exceed $25,000,000.

Awards of performance shares and performance units are generally forfeited if any participant terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or retirement, or pursuant to a trigger event following a change in control (See “Description of LTIP-Change in Control”).

The performance goals that may be selected by the Compensation Committee with respect to performance share and performance unit awards are based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share.  The foregoing criteria may, as determined by the Compensation Committee, relate to the Company, one or more of its subsidiaries or divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof.  At the time of an award of performance shares or performance units, the Compensation Committee establishes specific performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of a performance share or performance unit award; however, in determining the actual value of an individual award subject to performance criteria, the Committee may, in its sole and absolute discretion, reduce or eliminate the actual value thereof, even if applicable performance objectives have been attained.  The Compensation Committee may calculate the relevant performance objective without regard to extraordinary items.

The Compensation Committee may settle all or a portion of performance share or performance unit awards earned by a participant in cash or common shares.

Options and Stock Appreciation Rights.  Options granted under the LTIP may be non-qualified options or incentive stock options and are granted to eligible participants for no consideration.  A participant cannot receive options or stock appreciation rights on more than 50,000 common shares during any one year.

The exercise price of each common share covered by an option would be not less than the greater of the fair market value of a common share as of the date the option is granted and the par value of a common share, provided that the exercise price of each common share of an incentive share option granted to certain employees with large shareholdings in the Company (“ten percent employees”) cannot be less than 110% of the fair market value of a common share on the date the option is granted.  Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the option agreement.  Except in the event of an option holder’s death, disability or retirement or except as determined by the Board, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date (or five years, in the case of an incentive stock option granted to a ten percent employee) and (2) three months after the holder’s termination of employment.  Common shares would not be delivered pursuant to an option’s exercise until the optionholder pays the exercise price plus any applicable taxes in full.  Payment of the exercise price may be made in cash or check, by exchanging common shares owned by the optionholder, or any other method approved by the Compensation Committee, or a combination of these methods.

There are no federal tax consequences to optionholders, the Company or its subsidiaries in connection with the grant of an option.  Upon the exercise of non-qualified options, optionholders would generally be subject to federal taxation at ordinary income rates on the aggregate difference in value between the option exercise price and the fair market value of the common shares with respect to which the option is exercised.  That amount would be deductible for federal tax purposes with respect to employees of subsidiaries of the Company that are incorporated in the United States.  Because the Company is incorporated in Bermuda, it does not receive a federal tax deduction for options exercised by its employees.  A holder of an incentive stock option is generally not subject to federal taxation, and the Company and its subsidiaries are generally not entitled to a deduction, upon its exercise if the common shares obtained upon exercise are held until the later of (i) the two-year anniversary of the grant date of the incentive stock option and (ii) the one-year anniversary of the exercise date of the incentive stock option.  However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the incentive stock option is being exercised would count as “alternative minimum taxable income”, which, depending on the particular facts, could result in liability for the “alternative minimum tax”.

If common shares acquired upon the exercise of an incentive stock option were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the holder would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares and (ii) the excess of the amount realized on the disposition of the common shares over the holder’s aggregate tax basis in the common shares (generally, the exercise price).  A deduction would be available to the Company equal to the amount of ordinary income recognized by the holder.  Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company.  A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the incentive stock option exercise.

As of April 1, 2013, there were no outstanding incentive stock options granted out of the LTIP.

Stock appreciation rights give the holder the right to receive a payment in an amount equal to the excess, if any, of the market value of a common share at exercise over a fixed price set at the date of grant.  Stock appreciation rights may be settled in cash, common shares, or a combination of cash and common shares.  Stock appreciation rights have substantially the same limitations on exercise as apply to stock options under the LTIP.

Restricted Stock.  The Compensation Committee may award shares of restricted stock, which are common shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Compensation Committee (the “restricted period”).  The Company may repurchase the restricted stock at the price specified by the Compensation Committee at the time of grant if the holder’s employment with the Company terminates before the end of the applicable restricted period for a reason other than death, disability or, in the discretion of the Board, retirement or other voluntary termination, or pursuant to a trigger event following a change in control (See “Description of the LTIP-Change in Control”).

Change in Control.  In the event of certain terminations of a participant’s employment with the Company or certain adverse changes to the LTIP (defined as “trigger events” in the LTIP), in each case within 24 months of a “change in control” (as defined in the LTIP), options and stock appreciation rights held by the participant immediately vest and become exercisable, awards of restricted stock held by the participant immediately vest and become unrestricted (Company repurchase rights lapse) and the participant becomes entitled to a payment (as specified in the LTIP) with respect to performance share or performance unit awards granted prior to the change in control.  With respect to performance share and performance unit awards, the Compensation Committee retains the discretion to reduce the amounts payable which apply upon the occurrence of trigger events following a change in control.  In the event of an “unfriendly change in control” (as defined in the LTIP), options and stock appreciation rights generally become immediately vested and exercisable.

Certain Transactions.  In the event of any change in the Company’s outstanding common shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganisation, combination or exchange of common shares or other similar event, the Compensation Committee may (i) make equitable changes in the terms of outstanding awards granted under the LTIP, (ii) provide for a cash payment to the holder of an award in consideration for the cancelation of a stock option or stock appreciation right in an amount equal to the excess, if any, of the fair market value of the common shares subject to such stock option or stock appreciation right over the aggregate exercise price of such stock option or stock appreciation right; and (iii) cancel and terminate any stock option or stock appreciation right having a per-Share exercise price equal to, or in excess of, the fair market value of a common share subject to such stock option or stock appreciation right without any payment or consideration therefore.

Amendment.  Subject to the rules of the New York Stock Exchange and Section 162(m), the Board may amend the LTIP at any time, but no such amendment may, without the approval of the Company’s Members (except as described under “Certain Transactions”, above) increase the number of common shares that may be issued under the LTIP or change the class of participants eligible to participate in the LTIP.

Limitation on Company’s Deduction.  Under Section 162(m), the federal tax deduction for Domestic Subsidiaries for all compensation paid to certain highly paid executive officers of the Company or its subsidiaries in any one year is limited to $1,000,000 per officer.  Compensation that qualifies as “performance-based compensation” is exempt from this deduction limitation.  Compensation may qualify as “performance-based compensation” for purposes of Section 162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by stockholders.  Under Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years.  If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the LTIP.  White Mountains believes that the federal tax deductions of a Domestic Subsidiary arising from an officer’s exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation.  However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m).

A complete copy of the LTIP, reflecting the proposed amendments thereto, has been provided herein as Appendix A.

The Board recommends a vote FOR Proposal 11 which calls for approval of amendments to, and performance criteria in, the Company’s LTIP.

PROPOSAL 12

APPROVAL OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

Subject to Member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2013.  Further, Members are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service.  Representatives from PwC will attend the 2013 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

The Board recommends a vote FOR Proposal 12 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2013.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies.  Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment.  The Board knows of no other matters which are to be considered at the 2013 Annual Meeting.

Votes Required for Approval

With respect to the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be deemed elected.  The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2013 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023, has been appointed as Inspectors of Election for the 2013 Annual Meeting.  Representatives of Computershare will attend the 2013 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview.  Solicitation costs will be paid by the Company.  Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each Member will continue to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs.  Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act.  In accordance therewith, the Company files reports, proxy statements and other information with the SEC.  The Company will provide to any Member, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company’s various committees of the Board.  Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 14 Wesley Street, 5th floor, Hamilton HM 11, Bermuda, telephone number (441) 278-3160.  Additionally, all such documents are physically available at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Availability of Proxy Materials

Proxy materials for the 2013 Annual General Meeting, including the Chairman’s Letter, Notice of 2013 Annual General Meeting of Members and Proxy Statement, 2012 Management Report, and Form 10-K are available online for viewing and downloading at: www.edocumentview.com/wtm

Offices of the Company

The Company’s headquarters is located at 14 Wesley Street, 5th Floor, Hamilton HM 11, Bermuda, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755, and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Members for the 2014 Annual Meeting of Members

Member proposals (other than proposals nominating director candidates for which the procedures for are outlined on page 8) must be received in writing by the Secretary of the Company no later than Wednesday, December 11, 2013 and must comply with the requirements of SEC Rule 14a-8 promulgated under the Securities Exchange Act in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2014.

By Order of the Board of Directors,

Jennifer L. Pitts,

Corporate Secretary

Appendix A

White Mountains

Long-Term

Incentive Plan

(as amended)

1.                                    PURPOSE

The purpose of the White Mountains Long-Term Incentive Plan (the “Plan”) is to advance the interests of White Mountains Insurance Group, Ltd. (the “Company”) and its stockholders by providing long-term incentives to certain executives, consultants and directors of the Company and of its subsidiaries.

2.                                    ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company;  provided that each member of the Committee qualifies as (a) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of at least two Committee members who do so qualify.  If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify to the greatest extent permitted by applicable law, rules and regulations.

The Committee shall have exclusive authority to select the employees, directors and consultants to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Awards, including without limitation, vesting criteria, methods of exercise, methods and form of settlement and any other terms and conditions, and to prescribe the form of the instruments embodying Awards.  With respect to Awards made to directors and consultants, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award Agreement.  The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.  Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.  No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.                                    SUBSIDIARIES

As used herein, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424 (f) of the Code.

4.                                    AWARDS

(a)                              Eligible Participants.  Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive a grant of an Award hereunder.  The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder.  No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods.

(b)                              Type of Awards.  Awards shall be limited to the following five types: (i) “Stock Options (including ‘Incentive Stock Options’),” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Performance Shares” and (v) “Performance Units” (each as defined below).  The terms “Stock” and “Shares” used in the above Award types refer to actual or phantom Common Shares of the Company (“Shares”), as the context requires.

(c)                              Maximum Number of Shares That May Be Issued.  A maximum of 250,000 Shares (subject to adjustment as provided in Section 15) may be granted at target under the Plan and, accordingly, up to 500,000 Shares (subject to adjustment as provided in Section 15) may be issued by the Company in satisfaction of its obligations with respect to such Award grants.  Out of such amount, up to 250,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan.  For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares subject to the Stock Appreciation Right.  If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company’s option described in Section 6 below, or if any other grants made under the Plan shall be forfeited by a participant, the Shares underlying such forfeited grants may again be issued under the Plan.

(d)                              Rights With Respect to Shares.

(i)                                   A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period (as defined below) or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

(ii)                                A participant to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor.  Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

(iii)                             The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

(e)                              Negative Discretion.  In determining the actual value of an individual Award conditioned on performance criteria, the Committee may, in its sole and absolute discretion, reduce or eliminate the actual value thereof, even if applicable Performance Objectives have been attained; provided, that following a Change in Control, this discretion shall not apply to Awards outstanding at the time of the Change in Control.

(f)                                 No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, performance shares, performance units, stock appreciation rights, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash awards, and such arrangements may be either generally applicable or applicable only in specific cases.

5.                                    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee may grant Stock Options to participants.  Stock Options are rights to purchase Shares at a specified exercise price.  Stock Options covering up to a maximum of 50,000 Shares may be issued in one year to any individual participant.  All Stock Options granted under the Plan shall be non-qualified Stock Options unless the applicable Award Agreement expressly states that the Stock Option is intended to be an Incentive Stock Option.  Each Stock Option shall comply with the following terms and conditions:

(a)                              The per share exercise price shall not be less than the greater of (i) the “Fair Market Value” per Share at the time of grant, as determined in good faith by the Committee, or (ii) the par value per Share.  However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Employee”) shall not be less than the greater of 110% of such Fair Market Value, or the par value per Share.  Fair Market Value shall mean, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the New York Stock Exchange for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(b)                              The Committee shall initially determine the number of Shares to be subject to each Stock Option.

(c)                              The Stock Option shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(d)                              The Stock Option shall not be exercisable:

(i)                                   after the expiration of (A) ten years from the date it is granted or (B) five years from the date it is granted in the case of an Incentive Stock Option granted to a Ten Percent Employee and may be exercised during such period only at such time or times as the Committee may establish;

(ii)                                unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares); such payment shall be made (I) in United States dollars by cash or check, (II) by tendering to the Company Shares owned by the person exercising the Stock Option and having a Fair Market Value equal to the cash exercise price thereof, such Fair Market Value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares), or (III) by a combination of United States dollars and Shares pursuant to (I) and (II) above or (IV) by any other method (or combination of methods) approved by the Committee;

(iii)                             by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

(A)                            if a participant shall cease to be an officer or employee of the Company or one of its subsidiaries solely by reason of a period of “Related Employment”, as defined in Section 10, he may, during such period of Related Employment and for three months after such period has ended (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

(B)                            if a participant shall become disabled as defined in Section 9 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

(C)                           if a participant shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; provided, however, that if death occurs during (i) the three-year period following a disability as described in Section 5(a)(iv)(C)(2) hereof, (ii) the three-year period following a retirement as described in Section 5(a)(iv)(C)(4) hereof or (iii) any period following a voluntary termination in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 5(a)(iv)(C)(5) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

(D)                           if such person shall retire with the approval of the Committee in its sole discretion while holding a Stock Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), may exercise the Stock Option with respect to any Shares as to which he could have exercised the Stock Option on the date he retired; or

(E)                            if such person shall voluntarily terminate his employment with the Company, the Committee may determine that the participant may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination; provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof.

(e)                              The aggregate market value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant.  In the event this limitation would be exceeded in any year, the participant may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(f)                                 The Committee may grant Stock Appreciation Rights to participants.  A Stock Appreciation Right is a right to receive, without payment to the Company, the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant.  Stock Appreciation Rights granted under this Plan are intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code.  The maximum number of Shares underlying Stock Appreciation Rights granted to any individual participant in any single year shall not exceed 50,000.  In the case of Stock Appreciation Rights that are settled in cash, the maximum aggregate amount of cash that may be paid pursuant to Stock Appreciation Rights granted to any participant in any single year shall be equal to the product of (a) the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant, multiplied by (b) the number of Shares covered by the Stock Appreciation Rights.  Each Stock Appreciation Right shall comply with the following terms and conditions:

(i)                                         The Stock Appreciation Right shall have an “exercise price” per subject Share of not less than the Fair Market Value per Share at the time of grant, as determined in good faith by the Committee.

(ii)                                      The Committee shall initially determine the number of Shares to be subject to each Stock Appreciation Right.

(iii)                                   The Stock Appreciation Right shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(iv)                                 A Stock Appreciation Right shall entitle the participant (or his executors, administrators, heirs or distributees) to receive from the Company upon exercise the excess, if any, of the market value of one Share on the date of exercise over the exercise price designated by the Committee in the Stock Appreciation Right Award, multiplied by the number of Shares subject to the Stock Appreciation Right.  The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, Shares with an aggregate market value equal to the obligation or partly by the payment of cash and partly by the delivery of Shares.  Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.  The market value of a Share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received; and

(v)                                    Subject to any modifications that may be specifically set forth in the Stock Appreciation Right Award grant, the limitations on exercise of Stock Appreciation Rights shall be identical to the limitations applicable to Stock Options as described above in Section 5(a)(iv) mutatis mutandis (other than Section 5(a)(iv)(B), which is not applicable).

(g)                          Notwithstanding anything herein to the contrary:

(i)                                   in the event an “Unfriendly Change in Control”, as defined in Section 11(b), occurs, then as of the “Acceleration Date”, as defined in Section 11(b), each Stock Option and Stock Appreciation Right granted hereunder shall immediately become exercisable in full; and

(ii)                                in the event a Change in Control as defined in Section 11(a) occurs and within 24 months thereafter: (A) there is a “Termination Without Cause” (as defined in Section 12) of the employment of a participant; or (B) there is a “Constructive Termination” (as defined in Section 13), of the employment of a participant; or (C) there occurs an “Adverse Change in the Plan” (as defined in Section 14) in respect of a participant affecting any Award held by such participant and if the participant then holds a Stock Option or Stock Appreciation Right,

(A)                            in the case of a Termination Without Cause or a Constructive Termination, the participant may exercise the entire Stock Option or Stock Appreciation Right, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(a)(iv) or Section 5(b)(v), as applicable), and

(B)                            in the case of an Adverse Change in the Plan, the participant may exercise the entire Stock Option or Stock Appreciation Right at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following any subsequent termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(a)(iv) or Section 5(b)(v), as applicable).

6.                                    RESTRICTED STOCK

Each Award of Restricted Stock shall comply with the following terms and conditions:

(a)                              The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

(b)                              Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted (the “Restricted Period”) as the Committee shall determine.  The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant’s continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 6(d), prior to the expiration of the Restricted Period or the earlier lapse of the option.  Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made.  Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions.  Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect.  If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.  If the option described above is not exercised by the Company within the time frame specified therefore, such option and the restriction imposed pursuant to the first sentence of this Section 6(b) shall terminate and be of no further force and effect.

(c)                              If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(i)                                   die or become disabled (as defined in Section 9) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs; or

(ii)                                voluntarily terminate his employment with the Company or a subsidiary or retire during the Restricted Period, the Committee may determine that the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

(d)                              In the event within 24 months after a Change in Control as defined in Section 11(a) and during the Restricted Period

(i)                                   there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

(ii)                                there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

(iii)                             there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant, then the option to repurchase (and any and all other restrictions imposed by the Committee on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

7.                                  PERFORMANCE SHARES

The grant of a Performance Share Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied.  Payment in respect of an Award shall be made as provided in Section 7(h).  Each Performance Share Award shall be subject to the following terms and conditions:

(a)                              The Committee shall determine the target number of Performance Shares to be granted to a participant and the duration of the award period applicable to such Performance Shares (“Award Period”).  The maximum number of Shares underlying Performance Shares that may be granted to any individual participant for any single Award Period of one year or longer shall not exceed 25,000.  Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)                              At the time each Performance Share Award is granted, the Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.  The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period.  The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share.  The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, partnerships, joint ventures, minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, the Performance Objectives may be calculated without regard to extraordinary items.

(c)                              For each Performance Share Award, the Committee shall determine a percentage (a “Performance Percentage”), of not less than 0% and not more than 200%, reflecting the extent to which the Performance Objectives established for such Award have been achieved during the Award Period.  The method for determining the applicable Performance Percentage shall also be established by the Committee.  An Award Period may contain more than one performance period; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.  If the Committee does not specify in a Performance Share Award grant letter or Agreement or elsewhere the performance periods contained in an Award Period, each consecutive 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(d)                              The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage determined by the Committee for such Performance Share Award and (iii) the market value of a Share on or about the date Actual Value is determined by the Committee.

(e)                              Except as otherwise determined by the Committee, a participant’s Performance Shares for an Award Period shall be canceled without any payment in respect thereof if the participant’s continuous service to the Company or a subsidiary shall terminate for any reason prior to the end of such Award Period, except by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 7(e) or in Section 7(f).  If an employee participant shall:

(i)                                   while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Shares for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Shares equal to the product of (1) the target number of Performance Shares for such Award, (2) the market value of a Share at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the applicable Award Period during which the employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; or

(ii)                                Retire prior to the end of an Award Period, the Performance Shares relating to such Award Period shall be immediately canceled, and any payments made to the participant in respect of such canceled Performance Shares shall be in the sole discretion of the Committee.

(f)                                 If within 24 months after a Change in Control as defined in Section 11(a):

(i)                                   there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

(ii)                                there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

(iii)                             there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a “Trigger Event”), then each Performance Share Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Share Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable Performance Share Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 7(f)(A), (B) and (C) below:

(A)                            For each Applicable Performance Share Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i) the target number of Performance Shares, multiplied by

(ii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii) the greater of (a) the market value of a Share immediately prior to the Change in Control and (b) the market value, if any, of a Share on the date the applicable Trigger Event occurs (such value, the “Applicable Share Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Share Award and related Award Period based on the extent to which the applicable Performance Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                            For each Applicable Performance Share Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i) the target number of Performance Shares, multiplied by

(ii) the Pre-Trigger Percentage (determined below), multiplied by

(iii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv) the Applicable Share Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                           For each Open Period Award, an additional amount equal to the product of:

(i) the target number of Performance Shares, multiplied by

(ii) 100% minus the Pre-Trigger Percentage, multiplied by

(iii) a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and (y) the Performance Percentage specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv) the Applicable Share Value.

(g)                              Except as otherwise provided in Section 7(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award, (iii) shall certify the foregoing to the Board of Directors and (iv) subject to Section 7(h), cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Shares are earned (or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 7(f), may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

8.                                  PERFORMANCE UNITS

The grant of a Performance Unit Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied.  Payment in respect of a Performance Unit Award shall be made as provided in Section 8(h).  Each Performance Unit Award shall be subject to the following terms and conditions:

(a)                              The Committee shall determine (i) the initial value of each Performance Unit to be granted to a participant (the “Initial Value”), (ii) any growth factor applicable to the value of such Performance Units (the “Growth Factor”), (ii) the target number of such Performance Units to be granted, and (iii) the duration of the award period applicable to such Performance Units (the “Award Period”).  The maximum Earned Value to which any individual participant shall be entitled in respect of Performance Unit Awards granted in any single year shall not exceed $25,000,000.  Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b)                              At the time each Performance Unit Award is granted the Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.  The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period.  The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share.  The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, partnerships, joint ventures, minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, the Performance Objectives may be calculated without regard to extraordinary items.

(c)                              For each Performance Unit Award, the Committee shall determine a percentage (the “Performance Percentage”), of not less than 0% and not more than 200%, reflecting the extent to which the Performance Objectives established for such Award have been achieved during the Award Period.  The method for determining the applicable Performance Percentage shall also be established by the Committee.  An Award Period may contain more than one performance period; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.  If the Committee does not specify in a Performance Unit Award grant letter or Agreement or elsewhere the performance periods contained in an Award Period, each consecutive 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(d)                              The Earned Value of a Performance Unit Award shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Performance Unit subject to the Performance Unit Award on or about the date Earned Value is determined by the Committee.  The “Value” of a Performance Unit shall be determined by multiplying the Initial Value of the Performance Unit by the sum of (i) 100% and (ii) any Growth Factor applicable to such Performance Unit as specified in the Award Agreement over the Award Period (or such earlier date as required by the Plan or the Award Agreement), as determined in good faith by the Committee.

(e)                              Except as otherwise determined by the Committee, a participant’s Performance Units for an Award Period shall be cancelled without any payment in respect thereof if the participant’s continuous service to the Company or any of its subsidiaries shall terminate for any reason prior to the end of such Award Period, except solely by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 8(e) or in Section 8(f).  If an employee participant shall:

(i)                                   while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Units for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Units equal to the product of (1) the target number of Performance Units for such Award, (2) the Value of a Unit at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the applicable Award Period during which the employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; or

(ii)                                retire prior to the end of an Award Period, the Performance Units relating to such Award Period shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Units shall be in the sole discretion of the Committee.

(f)                                 If within 24 months after a Change in Control as defined in Section 11(a), there occurs a Trigger Event, then each Performance Unit Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Unit Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable Performance Unit Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 8(f)(A), (B) and (C) below:

(A)                            For each Applicable Performance Unit Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i) the target number of Performance Units, multiplied by

(ii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii) the greater of (a) the Value of a Unit immediately prior to the Change in Control and (b) the Value of a Unit on the date the applicable Trigger Event occurs (such value, the “Applicable Unit Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Unit Award and related Award Period based on the extent to which the applicable Performance Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                            For each Applicable Performance Unit Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i) the target number of Performance Units, multiplied by

(ii) the Pre-Trigger Percentage (determined below), multiplied by

(iii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv) the Applicable Unit Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                           For each Open Period Award, an additional amount equal to the product of:

(i) the target number of Performance Units, multiplied by

(ii) 100% minus the Pre-Trigger Percentage, multiplied by

(iii) a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and (y) the Performance Percentage specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv) the Applicable Unit Value.

(g)                              Except as otherwise provided in Section 8(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award, (iii) certify all of the foregoing to the Board of Directors, and (iv) subject to Section 8(h), cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Units are earned(or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 8(f), may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

9.                                  DISABILITY

For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

10.                          RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 10.  The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

11.                          CHANGE IN CONTROL

(a)                              For purposes of this Plan, a “Change in Control” within the meaning of this Section 11(a) shall occur if:

(i)                                   any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares;

(ii)                                the Continuing Directors, as defined in Section 11(c), cease for any reason to constitute a majority of the Board of the Company;

(iii)                             the business of the Company for which the participant’s services are principally performed is, sold or transferred to an unaffiliated third party; or

(iv)                           all or substantially all of the business-related assets of the Company are sold or transferred to an unaffiliated third party.

A Change in Control within the meaning of this Section 11(a) also may constitute an Unfriendly Change in Control within the meaning of Section 11(b).

(b)                              A Change in Control shall be deemed an “Unfriendly Change in Control” if:

(i)                                   any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares through a transaction that is deemed an “Unfriendly Change in Control” by the Committee; and

(ii)                                a majority of the Company’s Continuing Directors, as defined in Section 11(c), by resolution adopted within 30 days following the date the Company becomes aware that Section 11(b)(i) has been satisfied, determines that a Change in Control has occurred.

For purposes of Section 5(c)(i), “Acceleration Date” shall mean the date on which a majority of the Company’s Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control has occurred.

(c)                              For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (B) who either was a member of the Board on December 31, 2009, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof).  Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

(d)                              In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “market value” of Shares will be determined following the Change in Control.

12.                          TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for death or disability as described in Section 9 or (ii) for Cause.  “Cause” shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company.  In connection with a Change in Control as described in Subsection 11(a), (A) if the participant becomes an employee of a third party acquirer, the ultimate parent of the third party acquirer or any of its subsidiaries (the “Acquirer Group”), “Termination Without Cause” for that participant shall thereafter refer to his employment status with the Acquirer Group, (B) if the participant remains an employee of the Company or any of its subsidiaries following the Change in Control, “Termination Without Cause” will continue to refer to his employment status with the Company and its subsidiaries, and (C) if the participant is not offered employment with either the Acquirer Group or the Company and its subsidiaries (other than for Cause), he shall be deemed Terminated Without Cause.

13.                          CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution.  Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 13 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this Section 13 on the basis of which the declaration of Constructive Termination is given.  In connection with a Change in Control as described in Subsection 11(a), (A) if the participant becomes an employee of an Acquirer Group, “Constructive Termination” for that participant shall thereafter refer to his employment status with the Acquirer Group, and (B) if the participant remains an employee of the Company or any of its subsidiaries following the Change in Control, “Constructive Termination” will continue to refer to his employment status with the Company and its subsidiaries.

14.                          ADVERSE CHANGE IN THE PLAN

An “Adverse Change in the Plan” shall mean

(a)                              amendment or termination of the Plan pursuant to Sections 18 or 19(a) that materially diminishes or eliminates the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

(b)                              in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

Notwithstanding anything herein to the contrary, in the event of a Change in Control as described in Subsection 11(a) where, as a result of such transaction, a participant becomes an employee of the Acquirer Group, a member of the Acquirer Group may (but is not obligated to) formally assume the Company’s obligations to such participant under this Plan, or place the participant in a similar or like plan with no diminution of the value of the participant’s awards (as determined by the Committee in its sole and absolute discretion at the time of the Change in Control) in replacement of the participant’s outstanding awards under this Plan, and such actions, if any, shall not be deemed to be a “Adverse Change in the Plan.”

15.                          DILUTION AND OTHER ADJUSTMENTS

Subject to Sections 7(b), 8(b) and 18(b), in the event of any change in the outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, or in the event of a dividend (cash, stock, extraordinary or otherwise) or other similar event, (including any transaction constituting a Change in Control), the Committee is hereby authorized in connection therewith to (i) make adjustments in the terms and conditions of any Award, including an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 4, in the number or kind of Shares subject to, or the Stock Option or Stock Appreciation Right exercise price per share under, any outstanding Stock Option or Stock Appreciation Right, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares or Performance Units that have been awarded to any participant, or in any measure of performance if the Committee shall determine, in its sole discretion, that such change is appropriate; (ii) provide for a cash payment to the holder of any Stock Option or Stock Appreciation Right in consideration for the cancelation of such Stock Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Stock Option or Stock Appreciation Right over the aggregate exercise price of such Stock Option or Stock Appreciation Right if the Committee shall determine, in its sole discretion, that such provision is appropriate; and (iii) cancel and terminate any Stock Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Stock Option or Stock Appreciation Right without any payment or consideration therefor if the Committee shall determine, in its sole discretion, that such cancelation is appropriate.

16.                          DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares or Performance Units under the Plan in the event of his death, on a form to be provided by the Committee.  A participant may change his beneficiary from time to time in the same manner.  If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

17.                          MISCELLANEOUS PROVISIONS

(a)                              No employee, director, consultant or other person shall have any claim or right to be granted an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b)                              A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)                              No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

(d)                              The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Sections 5(a)(iv)(C)(3) or 5(b)(iv) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes.  If the amount requested is not paid, the Company may refuse to issue Shares.

(e)                              The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)                                 By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(g)                              No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the participant makes the election, the participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(h)                              If any participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such participant shall notify the Company of such disposition within ten days of such disposition.

18.                          AMENDMENT

(a)                              Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of persons eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company.  No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent.

(b)                              The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable participant, holder or beneficiary.

19.                          TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                              the adoption of a resolution of the Board terminating the Plan; or

(b)                              ten years from the date the Plan is initially or subsequently approved by the shareholders of the Company in accordance with Section 20 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20.                          SHAREHOLDER APPROVAL

The Plan shall be submitted to the shareholders of the Company for their approval.  The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved by the shareholders in the manner required by the laws of Bermuda, the State of Delaware and the New York Stock Exchange.

As originally approved by the Board of Directors, September 4, 1985 and approved by the sole shareholder September 23, 1985.  The Plan was amended by the Board of Directors on August 13, 1986.  The Plan was further amended on February 15, 1995 and subsequently approved by shareholders on May 24, 1995.  The Plan was further amended on May 21, 2001 and subsequently approved by shareholders on August 23, 2001.  The Plan was further amended on May 18, 2003 and subsequently approved by shareholders on May 19, 2003.  The Plan was further amended on February 23, 2005 and subsequently approved by the shareholders on May 19, 2005.  The Plan was further amended on February 24, 2010 and subsequently approved by the shareholders on May 26, 2010.  The Plan was further amended on February 28, 2013 [and subsequently approved by the shareholders on May 23, 2013].

1 U P + X Annual Meeting Proxy Card + . 01MJ4C Notice of the 2013 Annual Meeting of Shareholders Raymond Barrette and Jennifer L. Pitts, or any of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2013 Annual General Meeting of Members to be held Thursday, May 23, 2013, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no directions are given, the proxy holders will have authority to vote FOR the Election of all director nominees (proposals 1 to 9) and FOR proposals 10, 11 and 12. In their discretion, the proxy holders are hereby authorized to vote upon such other business as may properly come before the meeting. Non-Voting Items A Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION NNNNNNNNNNNN NNNNNNNNN 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED ABOVE IN THE TITLE BAR. Proxies received by the internet or telephone must be received by 11:59 PM EST on May 22, 2013. Electronic Voting Instructions Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/WTM • Follow the steps outlined on the secured website. PLEASE REFER BELOW FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

B Proposals

	For	Withhold
01 - Morgan W. Davis	☐	☐
02 - Edith E. Holiday	☐	☐
03 - Lowndes A. Smith	☐	☐

2. Election of Directors of Sirius International Insurance Corporation.

	For	Withhold
01 - Jeffrey Davis	☐	☐
02 - Lars Ek	☐	☐
03 - Brian E. Kensil	☐	☐
04 - Jan Onselius	☐	☐
05 - Göran A. Thorstensson	☐	☐
06 - Allan L. Waters	☐	☐

3. Election of Directors of HG Re, Ltd.

	For	Withhold
01 - Sheila E. Nicoll	☐	☐
02 - Kevin Pearson	☐	☐
03 - Warren J. Trace	☐	☐
04 - Allan L. Waters	☐	☐

	For	Withhold
01 - Jennifer L. Pitts	☐	☐
02 - Christine H. Repasy	☐	☐
03 - Warren J. Trace	☐	☐
04 - Allan L. Waters	☐	☐

5. Election of Directors of White Shoals Re Ltd.

6. Election of Directors of Star Re Ltd.

7. Election of Directors of Sirius Capital Ltd.

8. Election of Directors of Split Rock Insurance, Ltd.

C 1234567890 JNT

1 U P X 1 6 0 9 6 9 1

01MJ4C

7. Election of Directors of Sirius Capital Ltd. 1. Election of Class I Directors to a term ending in 2016. 2. Election of Directors of Sirius International Insurance Corporation. 4. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. 5. Election of Directors of White Shoals Re Ltd. 8. Election of Directors of Split Rock Insurance, Ltd. 3. Election of Directors of HG Re, Ltd. 6. Election of Directors of Star Re Ltd. 9. Election of Directors for any new non-United States operating subsidiary. 12. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2013. For Against Abstain Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD. . + 01MJ4C Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. Proposals B For Withhold 02 - Edith E. Holiday 01 - Morgan W. Davis 03 - Lowndes A. Smith 01 - Christine H. Repasy 02 - Lars Ek 01 - Jeffrey Davis 04 - Jan Onselius 03 - Brian E. Kensil 03 - Warren J. Trace 02 - Christine H. Repasy 01 - Jennifer L. Pitts 04 - Allan L. Waters For Withhold For Withhold For Withhold For Against Abstain 10. Approval of the advisory resolution on executive compensation. 02 - Warren J. Trace 03 - Allan L. Waters For Withhold 04 - Allan L. Waters 01 - Michael Dashfield 02 - Lars Ek 03 - Göran A. Thorstensson For Withhold 04 - John C. Treacy 01 - Paul J. Brehm 02 - Sarah A. Kolar 03 - Sheila E. Nicoll Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1 U P + X 03 - Warren J. Trace 02 - Kevin Pearson 01 - Sheila E. Nicoll For Withhold Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. C 01 - Christine H. Repasy For Withhold 02 - Göran A. Thorstensson 03 - Warren J. Trace 04 - Allan L. Waters For Against Abstain 11. Approval of share inventory for and performance criteria in, the Company’s Long-Term Incentive Plan (“LTIP”). For Withhold 04 - Warren J. Trace 01 - Raymond Barrette 02 - David T. Foy 03 - Jennifer L. Pitts 06 - Allan L. Waters 05 - Göran A. Thorstensson 04 - Allan L. Waters NNNNNNN 1 6 0 9 6 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T

1 U P + X Annual Meeting Proxy Card + . 01MJ5C Notice of the 2013 Annual Meeting of Shareholders Raymond Barrette and Jennifer L. Pitts, or any of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2013 Annual General Meeting of Members to be held Thursday, May 23, 2013, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no directions are given, the proxy holders will have authority to vote FOR the Election of all director nominees (proposals 1 to 9) and FOR proposals 10, 11 and 12. In their discretion, the proxy holders are hereby authorized to vote upon such other business as may properly come before the meeting. IMPORTANT ANNUAL MEETING INFORMATION NNNNNNNNNNNN NNNNNNNNN

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

A Proposals

	For	Withhold
01 - Morgan W. Davis	☐	☐
02 - Edith E. Holiday	☐	☐
03 - Lowndes A. Smith	☐	☐

2. Election of Directors of Sirius International Insurance Corporation.

	For	Withhold
01 - Jeffrey Davis	☐	☐
02 - Lars Ek	☐	☐
03 - Brian E. Kensil	☐	☐
04 - Jan Onselius	☐	☐
05 - Göran A. Thorstensson	☐	☐
06 - Allan L. Waters	☐	☐

3. Election of Directors of HG Re, Ltd.

	For	Withhold
01 - Sheila E. Nicoll	☐	☐
02 - Kevin Pearson	☐	☐
03 - Warren J. Trace	☐	☐
04 - Allan L. Waters	☐	☐

	For	Withhold
01 - Jennifer L. Pitts	☐	☐
02 - Christine H. Repasy	☐	☐
03 - Warren J. Trace	☐	☐
04 - Allan L. Waters	☐	☐

5. Election of Directors of White Shoals Re Ltd.

6. Election of Directors of Star Re Ltd.

7. Election of Directors of Sirius Capital Ltd.

8. Election of Directors of Split Rock Insurance, Ltd.

1 U P X 1 6 0 9 6 9 2

01MJ5C

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD. . + 01MJ5C Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1 U P + X Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. B 7. Election of Directors of Sirius Capital Ltd. 1. Election of Class I Directors to a term ending in 2016. 2. Election of Directors of Sirius International Insurance Corporation. 5. Election of Directors of White Shoals Re Ltd. 3. Election of Directors of HG Re, Ltd. 6. Election of Directors of Star Re Ltd. 12. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2013. For Against Abstain Proposals A For Withhold 02 - Edith E. Holiday 01 - Morgan W. Davis 03 - Lowndes A. Smith 01 - Christine H. Repasy 02 - Lars Ek 01 - Jeffrey Davis 04 - Jan Onselius 03 - Brian E. Kensil For Withhold For Withhold For Against Abstain 10. Approval of the advisory resolution on executive compensation. 02 - Warren J. Trace 03 - Allan L. Waters For Withhold 04 - Allan L. Waters 01 - Michael Dashfield 02 - Lars Ek 03 - Göran A. Thorstensson 03 - Warren J. Trace 02 - Kevin Pearson 01 - Sheila E. Nicoll For Withhold 01 - Christine H. Repasy For Withhold 02 - Göran A. Thorstensson 03 - Warren J. Trace 04 - Allan L. Waters 06 - Allan L. Waters 05 - Göran A. Thorstensson 04 - Allan L. Waters 4. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. 8. Election of Directors of Split Rock Insurance, Ltd. 03 - Warren J. Trace 02 - Christine H. Repasy 01 - Jennifer L. Pitts 04 - Allan L. Waters For Withhold For Withhold 04 - John C. Treacy 01 - Paul J. Brehm 02 - Sarah A. Kolar 03 - Sheila E. Nicoll 9. Election of Directors for any new non-United States operating subsidiary. For Against Abstain 11. Approval of share inventory for and performance criteria in, the Company’s Long-Term Incentive Plan (“LTIP”). For Withhold 04 - Warren J. Trace 01 - Raymond Barrette 02 - David T. Foy 03 - Jennifer L. Pitts 1 6 0 9 6 9 2